UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARKER-HANNIFIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PARKER HANNIFIN PROXY STATEMENT

ENGINEERING YOUR SUCCESS.

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.

The Win Strategy™ -	The Win Strategy is Parker’s business system that defines the goals and initiatives that drive growth, transformation and success.

Our Values -	Our values shape our culture and our interactions with stakeholders and the communities in which we operate and live.

Winning Culture

We insist on integrity and ethical behavior and we value compassion, respect and inclusion in all aspects of our global business. We seek to raise the quality of life through responsible, global stewardship.

Passionate People

We are empowered – every idea counts and every role has a voice. We are committed to safety and realize the value of our collective efforts. We believe our strength comes from the relationships and trust we establish with each other, our customers, suppliers, distributors and the world we serve.

Valued Customers

We partner with our customers to increase their productivity and profitability, ensuring their success as well as ours. We are committed to serving our customers through innovation, value creation and the highest quality system solutions.

Engaged Leadership

We lead by example, demonstrating our values in all circumstances and at all times. Our character, experience and abilities are the foundation of Parker’s operational excellence. We hold ourselves accountable for achieving the results our stakeholders expect. We listen to and encourage one another, and take pride in our growth and accomplishments.

Our Purpose -	Our purpose provides inspiration and direction for our team members and highlights how we can have a positive impact on the world.

ENABLING ENGINEERING

BREAKTHROUGHS THAT

LEAD TO A BETTER TOMORROW.

Parker-Hannifin Corporation

6035 Parkland Boulevard, Cleveland, Ohio, 44124-4141

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

DATE AND TIME	ADDRESS	RECORD DATE
October 26, 2022 (Wednesday) 9:00 AM EDT	Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124	September 2, 2022

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 26, 2022, at 9:00 a.m., Eastern Time, for the following purposes:

Voting Items

1	Election of Directors	2	Approval of the Compensation of Our Named Executive Officers on a Non-Binding, Advisory Basis	3	Ratify the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

	FOR each director nominee		FOR		FOR

and to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on September 2, 2022 are entitled to vote at the meeting. On September 2, 2022, 128,460,821 shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 23, 2022. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card. Please refer to the section “General Information About the Annual Meeting” for more information.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Joseph R. Leonti

Secretary

September 23, 2022

How to Vote
VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 26, 2022.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, is available free of charge on our investor relations website (www.phstock.com).

2022 Proxy Statement	1

3	Our Company

3	Business Highlights and Performance

4	Executive Compensation Highlights

5	Environmental, Social and Governance Highlights

10	Shareholder Engagement Highlights

11	Proxy Statement Summary/ Voting Roadmap

12	Item 1 – Election of Directors

13	Director Selection and Nomination, Qualifications and Diversity

14	Director Skills and Experience

15	Director Biographies

15	Nominees for Election as Directors for Terms Expiring in 2023

21	Director Independence

21	Annual Elections; Majority Voting; No Cumulative Voting

21	New Elections and Departures

22	Corporate Governance

22	Board and Committee Structure

22	Current Leadership Structure

23	Board Committees; Committee Charters

24	Meetings and Attendance; Executive Sessions

25	Director Education and Orientation Program

25	Board and Committee Evaluations

26	Board Strategic and Risk Oversight

26	Board’s Role in Strategic Oversight

27	Board’s Role in Risk Oversight

28	Spotlight: Oversight of Cybersecurity

28	Spotlight: Succession Planning

28	Spotlight: Board’s ESG Oversight

30	Communications with Directors

30	Other Governance Matters

30	Review and Approval of Transactions with Related Persons

31	Proxy Access

31	Stock Ownership Guidelines

31	Stock Ownership Restrictions - Speculative Transactions/Hedging

31	Governance Documents

32	Director Compensation

32	Compensation of Directors

33	Director Compensation for Fiscal Year 2022

34	Executive Compensation

34	Item 2 – Advisory Vote to Approve Named Executive Officer Compensation

35	Compensation Discussion & Analysis

35	Named Executive Officers

35	Executive Summary

40	Compensation Setting Process

45	Principal Elements of Executive Compensation

58	Other Compensation Policies and Practices

60	Accounting and Tax Considerations

60	Compensation Committee Report

61	Compensation Tables

61	Summary Compensation Table for Fiscal Year 2022

63	Grants of Plan-Based Awards for Fiscal Year 2022

65	Outstanding Equity Awards at June 30, 2022

67	Option Exercises and Stock Vested for Fiscal Year 2022

68	Pension Benefits for Fiscal Year 2022

69	Nonqualified Deferred Compensation for Fiscal Year 2022

70	Potential Payments Upon Termination or Change of Control at June 30, 2022

77	Chief Executive Officer Pay Ratio

78	Item 3 – Ratification of the Independent Registered Public Accounting Firm

78	Audit Fees and All Other Fees

79	Audit Committee Pre-Approval Policies and Procedures

79	Report of the Audit Committee

80	Beneficial Ownership of Common Stock

80	Principal Shareholders

81	Delinquent Section 16(a) Reports

82	General Information About the Annual Meeting

83	Other Matters

83	General

85	Shareholders’ Proposals

85	Shareholder Recommendations for Director Nominees

2

OUR COMPANY

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.

The following sections provide highlights from our fiscal year 2022 across matters of importance to our shareholders, including business and financial performance, executive compensation, our environment, social and governance (“ESG”) program and shareholder engagement.

Business Highlights and Performance

Fiscal year 2022 was a year marked by significant macroeconomic headwinds, including inflation, supply chain constraints, international conflict and ongoing COVID-19 challenges. Nonetheless, The Win Strategy drove sustained profitable growth and strong financial performance as compared to our diversified industrial proxy peers. The actions taken under The Win Strategy to strengthen our portfolio and improve our performance have built a business that we believe is better equipped than ever before to be resilient across macroeconomic cycles. Our Purpose Statement: Enabling Engineering Breakthroughs that Lead to a Better Tomorrow continued to provide inspiration and direction for our team members, and represents how we can strengthen our communities and have a positive impact on the world.

In fiscal year 2022, we delivered strong financial performance and value for our shareholders, including:

Sales	Cash Flow from Operations	Continued Dividend Increase	Meggitt Acquisition

$15.86B TOTAL NET SALES WERE A RECORD AT $15.86 BILLION	$2.44B CASH FLOW FROM OPERATING ACTIVITIES (CFOA) WAS 15.4% OF SALES AT $2.44 BILLION	66th YEAR INCREASED ANNUAL DIVIDEND PER SHARE FOR THE 66TH YEAR IN A ROW	ANNOUNCED ACQUISITION OF MEGGITT PLC (WHICH WAS COMPLETED ON SEPTEMBER 12, 2022)

2022 Proxy Statement	3

Our Company

Executive Compensation Highlights

The tables below highlight the performance-based nature of our compensation program and how our program aligns with what we view as executive compensation best practices.

Elements of Executive Compensation

	Elements of Compensation		Purpose

Fixed	Base Salary		Attracts, retains and motivates the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy

	Annual Cash Incentive	RONA Bonuses (General and Converted)	Incentivizes executive officers to maximize return on net assets (“RONA”) by focusing on various key business strategies, such as value pricing and strategic supply chain, market-driven innovation, system solutions and strong distribution channels

		Target Incentive Bonuses	Incentivizes executive officers to maximize free cash flow by focusing on various key business strategies, such as continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital expenditures, and the ability to finance dividends, acquisitions and product innovations

Variable/ At-Risk		Profitable Growth Incentive Plan*	Incentivizes executive officers to maximize sales growth (organic and through acquisitions) by focusing on various key business strategies, such as profitable and sustainable sales growth

	Long- Term Equity Incentive	Long Term Incentive Performance (“LTIP”) Awards	Incentivizes executive officers to maximize long-term sales growth, earnings per share (“EPS”) growth, and growth in average return on invested capital (“ROIC”) by focusing on various key business strategies, such as market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth

		Stock Incentives/ Stock Appreciation Rights (“SARs”)	Incentivizes executive officers to maximize our stock price by focusing on various key business strategies, such as sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price

*	Officer participation in our Profitable Growth Incentive Plan is limited to our operating group presidents.

Executive Compensation Practices

What We Do	What We Don’t Do

 Executive compensation program with pay-for-performance structure aligned with The Win Strategy

 The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 18% fixed and 82% at-risk

 Annual advisory vote on executive compensation with consistent high degree of approval

 One-year minimum vesting or performance period requirements for equity incentives under our Amended and Restated 2016 Omnibus Stock Incentive Plan “

 Claw back” policy to recover or withhold incentive-based compensation to executive officers in certain circumstances

 Anti-hedging and anti-pledging policy for Directors and executive officers

 Robust Stock Ownership Guidelines for executive officers and Directors

  Offer employment agreements to our executives

  Offer above-market earnings on contributions to deferred compensation accounts

  Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant

  Re-price stock options or SARs

  Cash out underwater stock options or SARs

  Include reload provisions in any stock option or SAR grant

  Permit directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock

  Permit directors or officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

4

Our Company

Environment, Social and Governance Highlights

Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cyber security, and business ethics and compliance. For information on Board and Committee ESG oversight responsibilities, see “Board’s Role in Risk Oversight” on page 27 of this Proxy Statement.

We publish our Sustainability Report in line with Sustainability Accounting Standards Board (SASB) standards, addressing the many ways in which we apply our core technologies to make a positive impact on the world, including through our team members, social responsibility, environmental initiatives, product stewardship, and governance, ethics and compliance. Selected aspects of our most recent Sustainability Report are highlighted below.

We are proud of our corporate social responsibility and sustainability accomplishments, but recognize that best practices in ESG integration and reporting frameworks continue to evolve. While there is more work to be done, we are confident in our strategy of achieving business success through social responsibility and sustainable business practices:

Environment

Environmental Stewardship

We are committed to driving sustainable, long-term growth and doing so in a way that makes the world a better place.

•   We are committing to achieve carbon neutral operations by 2040. To ensure continued progress in minimizing our carbon footprint, we established a series of emissions targets, which include:

•   Reducing absolute emissions directly from our operations by 50% by 2030; and

•   Reducing indirect absolute emissions related to materials sourcing, logistics and services by 15% by 2030, and by 25% by 2040.

•   We have reported energy and emissions data to the Carbon Disclosure Project (“CDP”) since 2008.

Water Conservation

•   We recognize that water is becoming a critical resource and is in short supply in certain parts of the world. As a result, Parker has launched a new water conservation initiative that targets high risk and high volume facilities.

•   Our goal is to implement water management best practices at 100% of sites in water-scarce locations by 2030 based on the definition by the World Resources Institute.

Waste and Materials Management

•   We manage materials and waste responsibly and in accordance with applicable laws in the communities in which we operate. We have steadily reduced our hazardous waste production through the years and we have systematically upgraded our hazardous materials storage to minimize potential for releases to the environment.

•   Our Simple by Design innovation methods as well as our focus on kaizen process improvements promote the reduction of waste in all aspects of our manufacturing process.

2022 Proxy Statement	5

Our Company

Supplier Partnerships

•   We recently implemented several supply chain initiatives to reduce our environmental footprint. This includes leveraging sustainable transport methods to reduce emissions associated with air freight, as well as transitioning to electronic documentation to reduce paper waste. Through kaizen initiatives, our team members continue to develop innovations to help achieve our environmental stewardship goals.

•   Since 2013, we have been a member of the U.S. Environmental Protection Agency SmartWay® Transport Partnership aimed at identifying technologies and strategies to reduce carbon emissions and set goals and track progress towards reducing fuel consumption and improve the efficiency of freight transport.

•   Our global supply chain team employs dual sourcing and other risk management strategies to ensure the availability of materials needed for production. We also require our suppliers to comply with all laws and regulations related to human rights, resource conservation and other environmental and legal requirements.

Technologies Enabling a Better Tomorrow

•   Our interconnected portfolio of technologies features a broad range of highly efficient solutions engineered to improve performance and efficiency and to help end users reduce resource consumption and greenhouse gas emissions.

•   We deliver components and systems that enable the adoption of cleaner and more efficient energy, electrification, light weighting and other innovations to provide a more positive, global environmental impact to companies across the industrial, mobile and aerospace markets, including:

•   A comprehensive suite of engineered materials such as thermal management, coatings, adhesives and vibration control that enable more electric applications.

•   A broad range of motion and control technologies to support the use of various clean energy sources such as batteries, fuel cells, hydrogen, sustainable fuels and renewable energy.

•   A strong motion technology offering with electro-hydraulic, electromechanical, and pneumatic actuators, valves, pumps, motors, controllers, software and conveyance for more electric aerospace, mobile and industrial applications.

•   A broad platform of filtration technologies to accelerate a cleaner and more sustainable world.

6

Our Company

Social

Safety	Safety is a core value that all team members share, and our goal is to achieve a zero-incident workplace. To measure our safety progress, we have established long-term safety targets. Our goals is to have zero recordable incidents by 2030. We have reduced our Recordable Incident Rate by 72% from 2015 through 2022 and our Lost Time Incident Rate by 44% in the same time period.

Diversity, Equity and Inclusion

An inclusive environment is a core tenet of our values and one of our key measures of success within The Win Strategy. In 2020, we appointed our first Vice President of Diversity, Equity and Inclusion (“DEI”) to lead an ongoing commitment to an inclusive and welcoming workplace. We also established four global Diversity, Equity and Inclusion High Performance Teams (“HPTs”) focused on Talent Attraction, Talent Development, Governance and Knowledge. Each team is led by a senior executive and tasked with improving the way we attract and develop diverse team members, design education and awareness opportunities, and define sustainable progress measures in fostering an inclusive culture.

A component of our DEI program focus is to support the development and deployment of Business Resource Groups (“BRGs”). Our first BRG, Peer W, was established in 2015 to support the attraction, development and retention of women at Parker. Peer W has grown into a well-developed global network of 24 local chapters and established a Mentoring Circles program in 2020. In 2021, we introduced and launched two additional BRGs which are the Nia Network, supporting the attraction, development and retention of Black team members, and Parker Next, dedicated to our team members’ professional growth and personal development.

Our focus on DEI is to promote a strong, cohesive work environment that will provide us the best talent and further strengthen our organization for future success. Maintaining a strong DEI program starts with our leadership and is reflected in our CEO’s statement on diversity, equity and inclusion: Continually Build Upon the Diversity, Equity and Inclusion of Our Global Team to be Reflective of the Communities in Which We Do Business.

Social Responsibility

Our social responsibility strategy, with the support of the Parker-Hannifin Foundation, empowers team members to make a difference in the communities we call home. The Parker Foundation has three areas of focus:

•   STEM EDUCATION: Supporting schools, universities and community agencies to promote access to science, technology, engineering and mathematics education, and the resources and support needed to thrive in the classroom.

•   COMMUNITY NEEDS: Supporting our team members, families and neighbors by contributing to the advancement and well-being of our communities.

•   SUSTAINABILITY: Supporting long-term efforts to build sustainable communities, address key societal issues and create a better tomorrow.

For nearly 70 years, the Parker-Hannifin Foundation has extended the goodwill of our team members with donations that benefit the communities where we operate. Through our Parker Foundation programs, we have donated over $70 million since 2010, including $7 million in 2022.

2022 Proxy Statement	7

Our Company

Governance

Board Diversity and Composition

Our Board of Directors is committed to sound corporate governance practices, promoting the long-term interests of our shareholders and holding itself and management accountable for our performance.

The metrics included in the graphic below reflect the Board structure and composition of our twelve current Directors. Each Director brings his or her own unique background and range of expertise, knowledge and experience, which we believe provides an optimal and diverse mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

8

Our Company

Board and Committee Practices

•   Modified our Corporate Governance Guidelines and the charters of our Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees to expressly identify the specific areas of ESG oversight responsibility of the full Board and each Committee.

•   Director retirement is mandatory (with no exceptions or conditions) after reaching age 72

•   Robust stock ownership guidelines for our Directors and executive officers (all of whom are compliant with such guidelines)

•   Annual Board, Committee and individual Director evaluations

•   Annual review of our Chief Executive Officer by all independent Directors

•   None of our Directors are “overboarded” – three do not sit on any other public company boards, seven sit on one other public company board, one sits on two other public company boards, and one sits on three other public company boards

•   Each of our Directors attended more than 94% of his or her meetings of our Board of Directors and his or her Committee meetings during fiscal year 2022

•   Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually

Shareholder Rights	• Annual election of all Directors • Majority voting and resignation policy for uncontested Director elections • Proxy access permitted for eligible shareholders

Board Independence	• Board Committees are 100% comprised of independent Directors • Independent Directors meet regularly and frequently (at least four times per year) without management

Oversight of Risk

•   Our Chairman of the Board and Lead Director ensure the entire Board of Directors maintains regular oversight of key risk areas, such as corporate strategy, management succession planning, cyber security, enterprise risk management, and ESG matters. For more information on the Board’s oversight responsibilities, see pages 26-29 of this Proxy Statement.

Guidelines and Codes of Conduct	• Published Global Code of Business Conduct applicable to our Board of Directors • Published Corporate Governance Guidelines

2022 Proxy Statement	9

Our Company

Shareholder Engagement Highlights

We actively seek and highly value feedback from our shareholders. During fiscal year 2022, in addition to our traditional investor relations outreach efforts, we proactively reached out to shareholders representing over 51% of our outstanding common stock to engage with them on ESG matters. We engaged with each shareholder that accepted our invitation.

We Sought Input from Shareholders Representing	Company Representatives	Topics Discussed	Feedback/Actions Informed by Feedback
• General Counsel and Secretary • Investor Relations • Other members of Senior Management, including our Environmental, Health and Safety (“EHS”) leader

Governance Topics

•   Our commitment to performance- based executive compensation

•   Board refreshment and diversity

•   Board composition &
leadership structure

•   Board risk oversight

•   COVID-19 response

Sustainability Topics

•   Environmental / Climate goals
and strategies

•   Environmental reporting frameworks

•   Human capital management matters, including labor
market challenges

• Supportive of recent director refreshment efforts • Positive feedback on our climate commitments and reporting frameworks • Published additional EEO-1 workforce data in our Sustainability Report

We also shared the feedback received during these meetings with our Corporate Governance and Nominating Committee, our Human Resources and Compensation Committee and our full Board of Directors. As a result of our shareholder engagement efforts and the feedback we received, we strengthened our disclosures in this Proxy Statement and our Sustainability Report.

10

PROXY STATEMENT SUMMARY/

VOTING ROADMAP

This summary highlights certain information relating to the voting items for our 2022 Annual Meeting of Shareholders. Additional details are found throughout this Proxy Statement.

Item 1 – Election of Directors

Shareholder approval is sought to elect the following directors for a term that will expire at our Annual Meeting of Shareholders in 2023:

• Lee C. Banks	• Linda A. Harty	• Joseph Scaminace	• James R. Verrier

• Jillian C. Evanko	• William F. Lacey	• Åke Svensson	• James L. Wainscott

• Lance M. Fritz	• Kevin A. Lobo	• Laura K. Thompson	• Thomas L. Williams

The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors. See page 12 for details

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 2.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement on a non-binding, advisory basis.

See page 34 for details

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends ratification of its appointment of Deloitte and Touche LLP (“D&T”) as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2023. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2022, and has served as our independent auditor since fiscal year 2008.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

See page 78 for details

2022 Proxy Statement	11

ITEM 1 – ELECTION OF DIRECTORS

Shareholder approval is sought to elect Lee C. Banks, Jillian C. Evanko, Lance M. Fritz, Linda A. Harty, William F. Lacey, Kevin A. Lobo, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term that will expire at our Annual Meeting of Shareholders in 2023.

Our Board of Directors has concluded that the nominees presented in this “Item 1—Election of Directors” collectively represent a highly-qualified and diverse group of individuals who will effectively serve the long-term interests of our business, our team members and our shareholders. Our Board of Directors believes that each nominee should serve on our Board for the coming year based on his or her record of effective past service on our Board and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in this “Item 1—Election of Directors” section.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

Board Nominees

			Committee Membership
Name	Principal Employment	Director Since	HRC	CGN	AC

Lee C. Banks	Vice Chairman and President of Parker-Hannifin Corporation	2015

Jillian C. Evanko	President and Chief Executive Officer of Chart Industries, Inc.	2021

Lance M. Fritz	Chairman, President and Chief Executive Officer of Union Pacific Corporation	2021

Linda A. Harty	Former Treasurer of Medtronic plc	2007

William F. Lacey	Vice President of Finance (Books, Kindle and Digital Content) of Amazon	2021

Kevin A. Lobo	Chairman, Chief Executive Officer and President of Stryker Corporation	2013

Joseph Scaminace	Former Chairman and Chief Executive Officer of OM Group, Inc.	2004

Åke Svensson	Chairman of Swedavia AB	2010

Laura K. Thompson	Former Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company	2019

James R. Verrier	Former President and Chief Executive Officer of BorgWarner, Inc.	2016

James L. Wainscott (Lead Director)	Former Chairman, Chief Executive Officer and President of AK Steel Holding Corporation	2009

Thomas L. Williams	Chairman and Chief Executive Officer of Parker-Hannifin Corporation	2015

AC Audit Committee	Member
HRC Human Resource and Compensation Committee	Chair
CGN Corporate Governance and Nominating Committee

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

12

Item 1 – Election of Directors

Director Selection and Nomination, Qualifications

and Diversity

The Corporate Governance and Nominating Committee of our Board is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee ensures that Director recruiting, succession and refreshment are persistent areas of focus and regularly reviews the size, composition and independence of our Board, and any expected vacancies, in determining whether and to what extent to actively recruit new Directors or to replace departing Directors.

The Corporate Governance and Nominating Committee utilizes a variety of methods and processes to identify potential Director candidates, including through reputable third-party search firms, unsolicited recommendations from other third-party search firms, and referrals from current or past members of our Board. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors (provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees”) and will consider such candidates on the same basis as candidates recommended by other sources.

The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us. The Corporate Governance and Nominating Committee has developed and implemented a robust process to ensure that its formal Director searches are appropriately scoped and designed to produce a slate of potential candidates representing a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them, individually and collectively, to address the issues affecting our Board, our business, our team members and our shareholders, and optimize the functioning and decision-making and oversight roles of our Board and its Committees. The Corporate Governance and Nominating Committee currently focuses on the following key search and evaluation criteria, but considers the entirety of each proposed candidate’s credentials and all available information that may be relevant to each candidate’s nomination.

Key Criteria	Overall Philosophy and Approach

Culture and Values	The Corporate Governance and Nominating Committee places high value on cultural fit. Our Directors must be able to work together to efficiently and effectively oversee the issues and risks facing our business, and have the commitment, integrity, honesty, judgment and professionalism required under our Corporate Governance Guidelines and Global Code of Business Conduct, and to otherwise serve the long-term interests of our Board of Directors, our business, our team members and our shareholders.

Diversity	The Corporate Governance and Nominating Committee firmly believes diversity is critical to a well-functioning Board of Directors, and is committed to enhancing diversity on our Board. As a result, our Corporate Governance Guidelines require each search for qualified director candidates to include individuals with diverse backgrounds, including gender, ethnicity and race. In our most recently completed Director search in 2021, for example, a majority of the candidates presented for consideration were diverse candidates which ultimately resulted in the elections of Ms. Evanko, Mr. Fritz and Mr. Lacey, strengthening the gender and racial diversity of our Board.

Skills and Qualifications	The Corporate Governance and Nominating Committee also believes it is essential to have a Board with the range of skills and experience needed to effectively evaluate, monitor and oversee the wide range of considerations presented by the size and scope of our Company, operations, products and markets. As a result, the Corporate Governance and Nominating Committee seeks to identify nominees who are independent and well equipped with a broad set of key skills, including those shown on the table on page 14.

The Corporate Governance and Nominating Committee, utilizing its robust and thoughtful approach to Director recruiting, succession and refreshment, has built an experienced, diverse and independent Board that provides significant oversight over our plans and strategies for growth, financial performance and shareholder value creation.

2019 Laura K. Thompson	2021 Jillian C. Evanko Lance M. Fritz William F. Lacey	4	new directors since 2019

		3	new diverse directors since 2019

2022 Proxy Statement	13

Item 1 – Election of Directors

Director Skills and Experience

In addition to the metrics included on page 8, the following table presents on an individual basis the skills and experience of our Board in areas that are of importance to our Company. Our Board refreshment efforts over the last several years have strengthened the culture, skills and diversity of our Board. Each Director nominee brings his or her own unique background and range of expertise, knowledge and experience which provides a comprehensive and optimal mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

Director Experience

Public Company CEO, COO, CFO, or Other Senior Leadership	●	●	●		●	●	●	●	●	●	●	●

Sales & Marketing	●	●	●		●	●	●	●	●	●	●	●

Manufacturing	●	●	●	●	●	●	●	●	●	●	●	●

Technology/Digital	●	●	●		●	●	●	●	●	●	●	●

Corporate Strategy	●	●	●	●	●	●	●	●	●	●	●	●

Industrial &/or Aerospace Industry	●	●	●	●	●		●	●	●	●	●	●

International	●	●		●	●	●	●	●	●	●	●	●

Finance & Accounting	●	●	●	●	●	●	●	●	●	●	●	●

Risk Management	●	●	●	●	●	●	●	●	●	●	●	●

14

Item 1 – Election of Directors

Director Biographies

Nominees for Election as Directors for Terms Expiring in 2023

Lee C. Banks

Director Since: 2015 Age: 59 Committees: None	Other Public Company Directorships: • Westinghouse Air Brake Technologies Corporation (Wabtec) (since 2020) • Nordson Corporation (former) (2010-2020)

Mr. Banks has been our Vice Chairman and President since August 2021. From February 2015 to August 2021 he was President and Chief Operating Officer. He was our Executive Vice President from August 2008 to February 2015 and our Operating Officer from November 2006 to February 2015.

Our Board believes that Mr. Banks will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as Vice Chairman and President, President and Chief Operating Officer, and in various other senior leadership positions during his over 30-year career with us;

•	intimate working knowledge of our day-to-day business, plans, strategies and initiatives;

•	service on other public company boards;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors, our business, our team members, and our shareholders and a high level of integrity, honesty, judgment and professionalism.

Jillian C. Evanko

Director Since: 2021 Age: 44 Committees: Audit Human Resources and Compensation	Other Public Company Directorships: • Chart Industries, Inc. (since 2018) • Alliant Energy Corporation (former) (2019-2021)

Ms. Evanko has been President and Chief Executive Officer of Chart Industries, Inc. (cryogenic technologies) since June 2018. She was the Chief Financial Officer of Chart from March 2017 until January 2019. Prior to Chart, Ms. Evanko served as Vice President and Chief Financial Officer of Truck-Lite Co., LLC (truck and commercial vehicle products) since October 2016. Prior to Truck-Lite, Ms. Evanko was Vice President and Chief Financial Officer of Dover Corporation’s Dover Fluids (diversified global manufacturer) since January 2014.

Our Board believes that Ms. Evanko will effectively serve our Board of Directors, our business, our team members and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as Chief Executive Officer and Chief Financial Officer of Chart Industries, Inc., and other leadership positions at successful global companies of significant size;

•	service on other public company boards;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

2022 Proxy Statement	15

Item 1 – Election of Directors

Lance M. Fritz

Director Since: 2021 Age: 59 Committees: Corporate Governance and Nominating Human Resources and Compensation	Other Public Company Directorships: • Union Pacific Corporation (since 2015)

Mr. Fritz has been Chairman of the Board of Union Pacific Corporation (rail transport) since October 2015, and President and Chief Executive Officer since February 2015.

Our Board believes that Mr. Fritz will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as President and Chief Executive Officer of Union Pacific Corporation and other leadership positions at successful global companies of significant size;

•	service on other public company boards;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Linda A. Harty

Director Since: 2007 Age: 62 Committees: Audit (Chair) Corporate Governance and Nominating	Other Public Company Directorships: • Westinghouse Air Brake Technologies Corporation (Wabtec) (since 2016) • Syneos Health, Inc. (since 2017) • Chart Industries, Inc. (since 2021)

Now retired, Ms. Harty was Treasurer of Medtronic plc (medical technology) from February 2010 to April 2017.

Our Board believes that Ms. Harty will effectively serve our Board of Directors, our business, our team members and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service in senior finance and accounting leadership positions at Medtronic plc and other successful global companies of significant size;

•	service on other public company boards;

•	former Certified Public accountant (CPA) and qualification as an audit committee financial expert as defined in the federal securities laws;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

16

Item 1 – Election of Directors

William F. Lacey

Director Since: 2021 Age: 52 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships: • None

Mr. Lacey has been Vice President of Finance (Books, Kindle and Digital Content) of Amazon (e-commerce) since February 2022. He previously was Chief Executive Officer of GE Lighting (lighting technology), a Savant company, from 2015 to February 2022; and served as Chief Financial Officer of GE Home and Business Solutions Lighting from 2011 to 2015.

Our Board believes that Mr. Lacey will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•

extensive service as President and Chief Executive Officer of GE Lighting and in senior finance and accounting leadership positions at Amazon and General Electric, successful global companies of significant size;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Kevin A. Lobo

Director Since: 2013 Age: 57 Committees: Audit Human Resources and Compensation	Other Public Company Directorships: • Stryker Corporation (since 2012)

Mr. Lobo has been Chairman of the Board of Stryker Corporation (medical technologies) since July 2014 and has been Chief Executive Officer, President and a Director since October 2012.

Our Board believes that Mr. Lobo will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service in senior leadership positions at Stryker Corporation and other successful global companies of significant size;

•	service on other public company boards;

•	qualification as an audit committee financial expert as defined in the federal securities laws;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

2022 Proxy Statement	17

Item 1 – Election of Directors

Joseph Scaminace

Director Since: 2004 Age: 69 Committees: Human Resources and Compensation (Chair) Corporate Governance and Nominating	Other Public Company Directorships: • Cintas Corporation (since 2010) (Lead Director)

Now retired, Mr. Scaminace served as the Chairman and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) from June 2005 to October 2015 and Chairman of the Board of OM Group from August 2005 to October 2015.

Our Board believes that Mr. Scaminace will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as Chief Executive Officer and Chairman of the Board of OM Group, Inc., and prior leadership positions at other successful global companies of significant size;

•	service on other public company boards;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Åke Svensson

Director Since: 2010 Age: 70 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships: • None

Mr. Svensson is Chairman of Swedavia AB (transport infrastructure). He was Chairman of the Association of Swedish Engineering Industries (manufacturing trade organization), and Board Member of the Confederation of Swedish Enterprises from May 2018 until May 2020. He was previously Director General of Swedish Engineering Industries from September 2010 to August 2016. Mr. Svensson is a former Director, Chief Executive Officer and President of Saab AB.

Our Board believes that Mr. Svensson will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service and leadership positions with Saab AB, a successful European aerospace, defense and security company of significant size;

•	extensive knowledge of European aerospace, defense and security businesses and related issues and trends;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

18

Item 1 – Election of Directors

Laura K. Thompson

Director Since: 2019 Age: 58 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships: • Wesco International (since 2019) • Titan International, Inc. (since 2021)

Now retired, Ms. Thompson served as Executive Vice President of The Goodyear Tire & Rubber Company (tire manufacturing) from December 2013 until her retirement in March 2019, and Chief Financial Officer of Goodyear from December 2013 until October 2018.

Our Board believes that Ms. Thompson will effectively serve our Board of Directors, our business, our team members and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as Executive Vice President and Chief Financial Officer and in other key leadership positions at The Goodyear Tire & Rubber Company, a successful global company of significant size;

•	service on other public company boards;

•	qualification as an audit committee financial expert as defined in the federal securities laws;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

James R. Verrier

Director Since: 2016 Age: 59 Committees: Audit Human Resources and Compensation	Other Public Company Directorships: • BorgWarner, Inc. (former) (2013-2018)

Now retired, Mr. Verrier served as a Board Advisor to BorgWarner, Inc. (powertrain solutions) from August 1, 2018 until his retirement on February 28, 2019. He previously served as Chief Executive Officer and director of BorgWarner, Inc. from January 2013 until July 31, 2018, and President of BorgWarner from March 2012 until July 31, 2018.

Our Board believes that Mr. Verrier will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	service as a director, Chief Executive Officer and President of BorgWarner, Inc., a successful global company of significant size;

•	service on other public company boards;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

2022 Proxy Statement	19

Item 1 – Election of Directors

James L. Wainscott

Director Since: 2009 Age: 65 Committees: Corporate Governance and Nominating (Chair and Lead Director) Human Resources and Compensation	Other Public Company Directorships: • CSX Corporation (since 2020)

Now retired, Mr. Wainscott was Chairman of the Board of AK Steel Holding Corporation (steel producer) from January 2006 to May 2016; and President, Chief Executive Officer and a Director of AK Steel Holding Corporation from October 2003 to January 2016.

Our Board believes that Mr. Wainscott will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as President, Chief Executive Officer and Chairman of the Board of AK Steel Holding Corporation, a successful global company of significant size;

•	service on other public company boards;

•	independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•	proven ability to effectively serve as our Lead Director and to otherwise work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Thomas L. Williams

Director Since: 2015 Age: 63 Committees: None	Other Public Company Directorships: • The Goodyear Tire & Rubber Company (since 2019) • Chart Industries, Inc. (former) (2008-2019)

Mr. Williams has been our Chairman of the Board since January 2016, and our Chief Executive Officer since February 2015. He was our Executive Vice President from August 2008 to February 2015 and our Operating Officer from November 2006 to February 2015.

Our Board believes that Mr. Williams will effectively serve our Board of Directors, our business, our team members and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•	extensive service as Chief Executive Officer, Executive Vice President and Operating Officer and various other operational leadership positions during his 18-year career with us;

•	intimate, working knowledge of our day-to-day business, plans, strategies and initiatives;

•	service on other public company boards;

•	proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•	high level of commitment to our Board of Directors, our business, our team members, and our shareholders, and a high level of integrity, honesty, judgment and professionalism.

20

Item 1 – Election of Directors

Director Independence

Our Corporate Governance Guidelines require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for Director independence, which are set forth in our Independence Standards for Directors.

Of the twelve current members of our Board of Directors, ten are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent Directors. As a result, independent Directors directly oversee critical matters such as our executive compensation program, our Corporate Governance Guidelines, policies and practices, the integrity of our financial statements and our internal controls over financial reporting.

Our Board of Directors has affirmatively determined that the following ten individuals who currently serve as Directors are independent: Jillian C. Evanko, Lance M. Fritz, Linda A. Harty, William F. Lacey, Kevin A. Lobo, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier and James L. Wainscott.

Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance and Nominating Committee and our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During such review, our Corporate Governance and Nominating Committee and our Board of Directors broadly consider all facts and circumstances which they deem relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors.

In fiscal year 2022, after considering the facts and circumstances applicable to each Director, our Board of Directors determined that Ms. Evanko and Messrs. Fritz, Lacey and Lobo served as executive officers of companies that have existing customer and/or supplier relationships with us. Our Corporate Governance and Nominating Committee and our Board of Directors further analyzed these relationships and found that each of Ms. Evanko and Messrs. Fritz, Lacey and Lobo does not receive any direct or indirect personal benefits as a result of these relationships, that the relationships were on ordinary course, competitive terms, and that the amounts paid to or by us under such relationships fell significantly below the threshold for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. Our Board of Directors thus affirmatively concluded that each of Ms. Evanko and Messrs. Fritz, Lacey and Lobo is independent.

Annual Elections; Majority Voting; No Cumulative Voting

Our Amended and Restated Regulations provide for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

Our Amended Articles of Incorporation provide for a majority voting standard in the annual election of our Directors. Accordingly, at each Annual Meeting of Shareholders, each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate, unless the number of candidates exceeds the number of Directors to be elected. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate, and shareholders are not able to cumulate votes in the election of Directors.

New Elections and Departures

We had no new Director elections in fiscal year 2022. On October 27, 2021 Candy M. Obourn retired from our Board of Directors.

2022 Proxy Statement	21

CORPORATE GOVERNANCE

Board and Committee Structure

Current Leadership Structure

Our Board of Directors currently employs a “dual leadership” structure. We have a Lead Director who is also the Chair of the Corporate Governance and Nominating Committee, and a Chairman of the Board, who is our Chief Executive Officer.

Thomas L. Williams Chairman of the Board since 2016

James L. Wainscott Lead Independent Director since 2016

Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chair of the Corporate Governance and Nominating Committee will serve as our Lead Director and that the Chair of the Corporate Governance and Nominating Committee is elected every five years.

The specific authorities, duties and responsibilities of our Lead Director are described in our Corporate Governance Guidelines. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our independent Directors, and prepares and approves all agendas and schedules for meetings of our Board.

Our Board believes that having a Lead Director who is elected by our independent Directors ensures that our Board will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the needs of our Board, our business, our team members and our shareholders.

Our Board has determined that this leadership structure is currently more efficient and effective than a structure which employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge, power and authority. For example, our leadership structure employs both a Chairman of the Board who is also our Chief Executive Officer and who possesses an intimate working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine their unique knowledge and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Chairman of the Board ensures that our Board addresses strategic issues that management considers critical, while our Lead Director ensures that our Board addresses strategic issues that our independent Directors consider critical.

Our Board recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our team members and our shareholders.

22

Corporate Governance

 Board Committees; Committee Charters

Our Board has established and delegated certain authorities and responsibilities to three committees: the Human Resources and

Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee. Each Committee of our Board is governed by a written charter which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

All members of each Committee are independent under the listing standards of the New York Stock Exchange as well as our Independence Standards for Directors. Each Committee regularly reports its activities to the full Board of Directors.

Each of our Committees works with members of our Human Resources, Internal Audit, Enterprise Compliance, Legal, and other departments to oversee and evaluate other risks relevant to each Committee.

  Human Resources and Compensation Committee

Members: Joseph Scaminace (CHAIR), Jillian C. Evanko, Lance M. Fritz, Kevin A. Lobo, James R. Verrier, James L. Wainscott	Number of meetings in fiscal year 2022: 4

  KEY OVERSIGHT RESPONSIBILITIES

•	Administration, structure and determination of our executive compensation program.

•

ESG strategies, initiatives, policies and risks related to (a) key compensation and benefit plans (including the inclusion and impact of any ESG-based performance measures), (b) executive compensation program, strategy, structure and mix, (c) leadership performance, development and succession, (d) compensation-related ratings and disclosures, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

•

Working with its independent executive compensation consultant and our human resources, legal and other management personnel to oversee and evaluate other risks relating to our compensation policies and practices for all team members, our succession planning and talent development strategies and initiatives, and other human resources issues.

  Corporate Governance and Nominating Committee

Members: James L. Wainscott (CHAIR), Lance M. Fritz, Linda A. Harty, William F. Lacey, Joseph Scaminace, Åke Svensson, Laura K. Thompson	Number of meetings in fiscal year 2022: 2

  KEY OVERSIGHT RESPONSIBILITIES

•

Evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership, establishing evaluation procedures for the performance of our Board of Directors and its Committees, developing corporate governance guidelines and independence standards, and considering other matters regarding our corporate governance structure.

•

ESG strategies, initiatives, policies and risks related to (a) Board performance, structure, composition and refreshment, (b) corporate governance ratings and disclosures, (c) shareholder engagement processes and feedback, (d) Board and committee oversight responsibilities and meeting cadences on ESG matters, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

•	Working with our legal and other management personnel to oversee and evaluate other risks relating to:

•	Director independence, qualifications and diversity issues;

•	Board of Directors and Committee leadership, composition, function and effectiveness;

•	alignment of the interests of our shareholders with the performance of our Board of Directors;

•	compliance with applicable corporate governance rules and standards; and

•	other corporate governance issues and trends.

2022 Proxy Statement	23

Corporate Governance

 Audit Committee

Members: Linda A. Harty (CHAIR) (ACFE), Jillian C. Evanko (ACFE), William F. Lacey (ACFE), Kevin A. Lobo (ACFE), Åke Svensson, Laura K. Thompson (ACFE), James R. Verrier	Number of meetings in fiscal year 2022: 6

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is independent, as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members under the New York Stock Exchange listing standards and under the federal securities laws.

KEY OVERSIGHT RESPONSIBILITIES

•

Appointing, compensating, retaining, and overseeing our independent registered public accounting firm and evaluating its independence, approving all audit and non-audit engagements with our independent registered public accounting firm, and reviewing our annual and quarterly financial statements, internal and independent audit plans, the results of such audits and the adequacy of our internal control structure.

•

ESG strategies, initiatives, policies and risks related to (a) ethics, integrity, and compliance, (b) audit and financial controls, reporting and disclosures, (c) audit and financial implications of ESG data and processes, (d) governance structures, financial impacts and funding status of employee retirement plans, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

•

Working with our internal audit, compliance, legal, and other departments, to oversee and evaluate other significant risks (financial, tax, strategic, operational, legal, regulatory) and management policies, guidelines and processes for assessing and managing such risks.

•	Meeting privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President – Audit, Compliance and Enterprise Risk Management.

Our Board of Directors has determined that each of Jillian C. Evanko, Linda A. Harty, William F. Lacey, Kevin A. Lobo and Laura K. Thompson, are audit committee financial experts (designated above as (ACFE)) as defined in the federal securities laws.

Meetings and Attendance; Executive Sessions

During fiscal year 2022, there were ten meetings of our Board of Directors. Each Director attended 100% of the meetings held by our Board of Directors and the Committees of our Board of Directors on which he or she served, except one director who was excused from one meeting for a valid reason.

We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. We held our Annual Meeting of Shareholders virtually in 2021 and all of the members of our Board of Directors attended and were available to answer shareholder questions.

In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met four times during fiscal year 2022.

24

Corporate Governance

Director Education and Orientation Program

Our director orientation program includes extensive meetings with management and other Directors and familiarizes new directors with The Win Strategy and Parker’s businesses, strategies, policies and corporate governance framework; assists them in developing company and industry knowledge; and educates them with respect to their fiduciary duties and legal responsibilities.

Our Board places high importance on the continuous development and education of our Board members. Directors have ongoing education and development opportunities through participation in Board and Committee meetings, and publications and activities offered by reputable third party organizations. Directors receive specialized presentations on an established cadence from senior-level leaders across our global businesses and functions. When appropriate, our Board also travels to put “feet on the ground” at Company locations to expand their knowledge and oversight of the Company. Most recently, the Board visited our facilities in Clyde, New York and Erie, Pennsylvania as part of our regularly scheduled Board and Committee meetings in April 2022.

Board and Committee Evaluations

Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Director, the Corporate Governance & Nominating Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and each individual Director. The annual evaluation process consists of the following components:

Continuous Evaluation/

Annual Review

•   Through ongoing discussions at Board and Committee Meetings, our Board and Committees are continually seeking ways to strengthen their governance and oversight practices and effectiveness.

•   Towards the end of our fiscal year, each director completes a questionnaire assessing the performance of the Board and its committees on which he or she serves.

•   Our Lead Director and Chairman also conduct evaluations of each individual Director towards the end of our fiscal year.

Assessment

•   The questionnaire results are provided to the Board and to each of the Audit, Human Resources and Compensation and Corporate Governance and Nominating Committees, generally at our regularly scheduled Board and Committee meetings in August.

•   The results of the individual Director evaluations are also shared with the Corporate Governance and Nominating Committee in August.

Discussion • The Board and each such committee discuss the results and identify areas for continuous improvement. The results of the committee sessions are communicated to the full Board.

Feedback

•   As a result of the Board’s 2022 self- assessment process, the Board identified opportunities to further strengthen the Board’s practices in areas relating to Board and committee-level oversight of ESG matters; meeting process efficiency; director education; and engagement with management.

2022 Proxy Statement	25

Corporate Governance

Board Strategic and Risk Oversight

Management and our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the strategic priorities and material risks facing our business to ensure that our strategies and objectives align with the goals of The Win Strategy and work to minimize such risks. Our Board believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of our business strategy and related risks.

Board’s Role in Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s development and execution of The Win Strategy. In addition to the ongoing activities detailed in the paragraph to the right, our Board conducts an in-depth annual review of our corporate strategy and annual operating plan, which covers significant strategic topics such as our key markets, operational priorities under The Win Strategy, strategic positioning, financial and operational outlooks, capital allocation, balance sheet strength, debt portfolio and positions, share repurchase activity, and dividend history and strategies.

Led by our CEO, our executive management team develops and implements strategic goals and priorities under The Win Strategy. On a quarterly basis the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board including progress against business objectives, updates on the competitive landscape facing the Company, economic trends, acquisition and divestiture opportunities and other matters.

26

Corporate Governance

 Board’s Role in Risk Oversight

Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term viability and long-term sustainability of our business.

BOARD OF DIRECTORS

Our Board of Directors has the ultimate responsibility to monitor the risks facing our business. Among other things, our Board of Directors receives a report from our Audit Committee which reviews and discusses in detail, at least annually, the business and operational risks identified through our enterprise risk management and integrated risk management programs which are led by our Vice President of Audit and Compliance. As set forth in our Corporate Governance Guidelines, although it may delegate certain oversight responsibilities to its Committees, our full Board retains ultimate oversight responsibility over the Company’s strategies, initiatives, policies and risks related to ESG matters, including in the areas of corporate strategy, purpose and values, environmental sustainability (e.g., climate targets and actions), social responsibility, team member safety and engagement, diversity, equity and inclusion, cybersecurity, and external reporting. For more detail on the Board’s role in risk management, including cybersecurity and ESG oversight, see the spotlight sections on the next page.

OUTSIDE ADVISORS

Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Human Resources and Compensation Committee.

LEAD DIRECTOR AND BOARD COMMITTEES

The Committees of our Board of Directors are each responsible for the various areas of risk oversight as described in the “Board and Committee Structure” and “Board Strategic and Risk Oversight” sections of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board and its Committees. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate our risk management efforts.

MANAGEMENT

Various members of management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury, Finance, and Information Technology departments. We have an internal Cyber Security Committee comprised of our Vice President-Chief Digital and Information Officer and other senior members of our IT department. We also have an ESG Steering Committee which is comprised of senior management, including our Chief Operating Officer, General Counsel and Secretary and our EHS leader. Working together with our CEO, these management committees and individuals are charged with identifying, overseeing, evaluating and managing risks in their areas of responsibility and for ensuring that any significant risks are addressed with our Board or the appropriate Board Committees.

2022 Proxy Statement	27

Corporate Governance

Spotlight: Oversight of Cybersecurity

Our Board understands the importance of maintaining a secure environment for our products, data and systems that effectively supports our business objectives and customer needs. We have adopted comprehensive Information Security Policies and Standards that clearly articulate Parker’s expectations and requirements with respect to acceptable use, risk management, data privacy, education and awareness, security incident management and reporting, identity and access management, third-party management, security (with respect to physical assets, products, networks and systems), security monitoring and vulnerability identification. These policies and standards set forth a detailed security incident management and reporting protocol, with clear escalation timelines and responsibilities. We also maintain a global incident response plan and regularly conduct exercises to help with our overall preparedness. We believe cybersecurity is the responsibility of every team member. We take measures to improve and update our cybersecurity program, including independent program assessments, penetration testing and scanning of our systems for vulnerabilities. The Digital and Information Technology strategy is led by our Vice President – Chief Digital and Information Officer, who provides multiple updates each year to the Board regarding this program, including information about cyber-risk management and the status of projects to strengthen cybersecurity effectiveness. In addition, the Board receives an in-depth report, at least annually, on the overall cybersecurity program from our Vice President – Chief Digital and Information Officer and our Vice President–Cyber Security and Infrastructure.

Spotlight: Succession Planning

As reflected in our Corporate Governance Guidelines, one of the Board’s primary responsibilities includes planning for CEO succession and overseeing management’s succession planning for other senior executives. The Board’s goal is to have a long-term program for effective senior leadership development and succession, as well as short-term contingency plans for emergency and ordinary course contingencies. The program plays an important role in our success and the effectiveness of our leadership development program.

The Board and the Human Resources and Compensation Committee works with our CEO, Executive Vice President – Human

Resources and External Affairs and other senior leaders to plan for succession. The Board has an opportunity to meet regularly with executives at many levels across the Company through formal presentations at Board meetings and other informal interaction throughout the year. Our Board reviews succession planning and management development topics on an ongoing basis, including an in-depth review of potential successors to key leadership positions at least annually.

Spotlight: Board’s ESG Oversight

Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cybersecurity, and business ethics and compliance.

Our Board maintains oversight over ESG matters at the full Board level and through our relevant committees, while senior management manages and monitors such matters on a day-to-day basis throughout the year, supported by our internal ESG Steering Committee, which includes our Chief Operating Officer and other members of our senior management. The full Board reviews our ESG program at least annually. In August 2022, we amended our Corporate Governance Guidelines and the charters of each of our Committees to expressly include ESG areas of oversight responsibility for the full Board and its Committees.

28

Corporate Governance

The primary areas of ESG oversight responsibility of the Board and Committees are:

Full Board

Our full Board retains ultimate oversight

responsibility over strategies, initiatives,

policies and risks related to ESG matters,

including in the areas of corporate

strategy, purpose and values,

environmental sustainability (e.g., climate

targets and actions), social responsibility,

team member safety and engagement,

diversity, equity and inclusion,

cybersecurity, and external reporting.

Audit Committee	Human Resources and Compensation Committee	Corporate Governance and Nominating Committee

	Review, monitor and evaluate ESG	Review, monitor and evaluate ESG
Review, monitor and evaluate ESG	strategies, initiatives, policies and risks	strategies, initiatives, policies and risks
strategies, initiatives, policies and risks	related to (a) key compensation program	related to (a) Board performance,
related to (a) ethics, integrity and	and benefit plans (including the inclusion	structure, composition and refreshment,
compliance, (b) audit and financial	and impact of any ESG-based performance	(b) corporate governance ratings and
controls, reporting and disclosures, (c)	measures), (b) executive compensation	disclosures, (c) shareholder engagement
audit and financial implications of ESG data	program strategy, structure and mix, (c)	processes and feedback, (d) Board and
and processes, (d) governance structures,	leadership performance, development and	committee oversight responsibilities and
financial impacts and funding status of	succession, (d) compensation-related	meeting cadences on ESG matters, and (e)
employee retirement plans, and (e) other	ratings and disclosures, and (e) other ESG	other ESG areas impacting or resulting
ESG areas impacting or resulting from the	areas impacting or resulting from the	from the Committee’s duties and
Committee’s duties and responsibilities or	Committee’s duties and responsibilities or	responsibilities or as the Board may
as the Board may otherwise delegate.	as the Board may otherwise delegate.	otherwise delegate.

2022 Proxy Statement	29

Corporate Governance

Communications with Directors

Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

Other Governance Matters

Review and Approval of Transactions with Related Persons

The Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and executive officers and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, and other team members and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, or other team member or as a spouse or other close family member of any of our Directors, officers or other team members. Our Global Code of Business Conduct also requires our Directors, officers and other team members to promptly disclose any potential conflicts of interest to our Corporate Compliance Office. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant U.S. Securities and Exchange Commission (“SEC”) rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, as necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

The Corporate Governance and Nominating Committee will consider the following in determining if any transaction with a related person or party should be approved, ratified or rejected:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;

•	the possible alternatives to entering into the transaction;

•	whether the transaction is on terms comparable to those available to third parties; and

•	the potential for an actual or apparent conflict of interest.

During fiscal year 2022, we determined that no material related-party transactions exist which would require disclosure under the U.S. Securities and Exchange Commission Rules or otherwise require approval, ratification, or rejection of the Corporate Governance and Nominating Committee. This review included a review of the annual questionnaires and a detailed evaluation of the transactions reviewed and analyzed by our Board of Directors in determining Director independence as described in the “Director Independence” section of this Proxy Statement.

None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.

30

Corporate Governance

Proxy Access

Our Amended and Restated Regulations permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to a greater of (x) two, or (y) twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in our Amended and Restated Regulations.

Stock Ownership Guidelines

Our stock ownership guidelines align the financial interests of our executive officers and Directors with those of our shareholders by encouraging the accumulation and retention of our common stock by our Directors and executive officers. Our Board of Directors has approved the following amended stock ownership guidelines for our Directors and executive officers:

Participants	Guidelines

Chairman of the Board and Chief Executive Officer	Six times annual base salary

Vice Chairman and President	Four times annual base salary

Chief Operating Officer	Four times annual base salary

Executive or Senior Vice Presidents	Three times annual base salary

Other Executive Officers	Two times annual base salary

Non-Management Directors	Five times annual retainer

The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Human Resources and Compensation Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2022, all executive officers and Directors in their positions for at least five years were in compliance with the guidelines.

Stock Ownership Restrictions - Speculative Transactions/Hedging

We maintain an insider trading policy that applies to all of our Directors, officers, other team members and consultants. The insider trading policy prohibits those covered by the policy from engaging in speculative transactions with respect to Company securities that could lead to inadvertent violations of securities laws, such as short sales and acquiring exchange-traded options (including puts, calls and other derivatives). Furthermore, the insider trading policy prohibits certain arrangements that could result in sales or transfers of Company securities without the covered person’s consent at times at which he or she is not permitted to trade in Company securities, including holding Company securities in margin accounts or pledging them as collateral.

The insider trading policy also prohibits those covered by the policy from entering into hedging or monetization transactions (such as zero-cost collars and forward sale contracts) with respect to Company securities, because such transactions may provide ownership of Company securities without the full risks and rewards of such ownership.

Governance Documents

Our Global Code of Business Conduct, our Corporate Governance Guidelines, and our Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. The information contained on or accessible through our website is not a part of this Proxy Statement.

2022 Proxy Statement	31

DIRECTOR COMPENSATION

Compensation of Directors

Directors who are also our team members do not receive any additional compensation for their services as Directors. As a result, Thomas L. Williams and Lee C. Banks are not included in the table on page 33. During fiscal year 2022, non-employee Directors received an annual retainer, meeting fees (if applicable), and a restricted stock unit award. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described in the Compensation Discussion and Analysis section on page 60 of this Proxy Statement. The following table reflects the annual retainers of the non-employee Directors effective during fiscal year 2022:

	Approved August 15 and September 7, 2018	Approved August 11, 2021
Annual Retainers	Effective beginning 10/24/2018	Effective beginning 10/27/2021

Lead Director and Corporate Governance and Nominating Committee Chair:	$200,000	$220,000

Audit Committee Chair:	$165,000	$180,000

Human Resources and Compensation Committee Chair:	$165,000	$180,000

Non-Chair Committee members:	$140,000	$150,000

In addition to the annual retainers described above, non-employee Directors are entitled to receive a $2,000 fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board or Committee meetings in a fiscal year by more than two. On that basis, in fiscal year 2022 each director received two additional payments of $2,000.

During fiscal year 2022, Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.

Each Director who was serving as a Director on October 27, 2021 and who was not a current employee was granted 556 restricted stock units (“RSUs”) under our Amended 2016 Equity Plan (as defined below). Ms. Evanko’s and Mr. Fritz’s pro-rated award of 547 RSUs granted upon their appointments to the Board in January 2021 vested on January 27, 2022; Mr. Lacey’s pro-rated award of 365 RSUs granted upon his appointment to the Board in April 2021 vested on April 22, 2022. The terms of the RSUs provide that the RSUs will vest 100% on the later of (a) one year from the grant date; or (b) on the date of our next Annual Shareholders Meeting, also known as, in each case, the Vesting Date, except that if a Director ceases to be a Director for any reason prior to the next Annual Meeting of Shareholders that occurs after the grant date, a pro-rated portion of her or his RSUs will vest on the Vesting Date and the remaining RSUs will be forfeited. All RSUs earn dividend equivalent units paid as additional RSUs, which are subject to the terms and conditions of the original RSU award and are payable directly to each Director to whom they are issued.

32

Director Compensation

Director Compensation for Fiscal Year 2022

The following table sets forth compensation information for our non-employee Directors for fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Jillian C. Evanko	150,774	165,677	2,314	318,765

Lance M. Fritz	150,774	165,677	2,314	318,765

Linda A. Harty	179,161	165,677	1,704	346,542

William F. Lacey	150,774	165,677	2,577	319,028

Kevin A. Lobo	150,774	165,677	1,704	318,155

Joseph Scaminace	179,161	165,677	11,704	356,542

Åke Svensson	150,774	165,677	1,704	318,155

Laura K. Thompson	150,774	165,677	4,204	320,655

James R. Verrier	150,774	165,677	1,704	318,155

James L. Wainscott	217,548	165,677	11,704	394,929

Candy M. Obourn	45,161	–	–	45,161

(1)

This column represents the aggregate grant date fair value of RSUs granted under our Amended 2016 Equity Plan in fiscal year 2022 and computed in accordance with FASB ASC Topic 718. The amount was calculated using the closing stock price on the date of each of the grants. Each of the non-employee Directors serving as a Director on October 27, 2021 received 556 RSUs on his or her grant date. As of June 30, 2022, each non-employee Director, other than Ms. Obourn, held 556 RSUs, and none of the non-employee Directors held options or SARs.

(2)

The amounts reported in this column include (a) the value of the dividend equivalent units earned as additional RSUs on the unvested RSUs granted in fiscal year 2022 and in the case of Jillian C. Evanko, Lance M. Fritz and William F. Lacey, the unvested RSUs granted in 2021, and (b) the following matching gifts under our Matching Gifts Program: Mr. Scaminace-$10,000; Ms. Thompson- $2,500; and Mr. Wainscott-$10,000. For more information regarding our Matching Gifts Program, see the Compensation Discussion and Analysis section on page 60 of this Proxy Statement.

2022 Proxy Statement	33

EXECUTIVE COMPENSATION

Item 2 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 2.

At our 2017 Annual Meeting of Shareholders, shareholders voted in favor of annual frequency for the non-binding, advisory approval of the compensation of the Named Executive Officers. The next non-binding, advisory vote on the compensation of the Named Executive Officers is expected to take place at our 2023 Annual Meeting of Shareholders.

As described in detail throughout our Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program features, among other things, the following:

•

A “pay-for-performance” structure which helps ensure that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;

•

A structure which helps ensure that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted towards annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;

•

A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented team members and shareholder investment;

•

Various executive compensation practices that contribute to good corporate governance, including a “clawback” policy, stock ownership guidelines for Directors and executive officers, hedging, pledging and other stock ownership restrictions, and an annual compensation risk review; and

•

Effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent Directors that retains an independent executive compensation consultant.

The vote on this Item 2 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.

Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:

RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING, ADVISORY BASIS.

34

Executive Compensation

Compensation Discussion & Analysis

Named Executive Officers

Our named executive officers for fiscal year 2022 are:

•	Thomas L. Williams Chairman & Chief Executive Officer

•	Todd M. Leombruno Executive Vice President and Chief Financial Officer

•	Lee C. Banks Vice Chairman and President

•	Jennifer A. Parmentier Chief Operating Officer

•	Andrew M. Weeks former Vice President and President - Engineered Materials Group

Executive Summary

Objectives and Philosophies of the Executive Compensation Program

The Win Strategy has been the foundation of our business and has represented the unified strategic vision of our team members worldwide since it was first introduced in 2001. The Win Strategy defines the key goals, operational priorities and metrics used to profitably grow our business. We are confident that our continuing focus on The Win Strategy maximizes long-term shareholder value by helping us realize our goal of top-quartile performance among our competitors and peers and steady appreciation of our stock price.

The Win Strategy also provides the means by which we measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. The program is designed to:

Align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results.

Encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business.

Provide market competitive compensation to attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future.

Promote accountability by providing executive officers a mix of cash and equity compensation, allocating a greater proportion of the compensation for executive officers, as compared to other team members, to elements that are dependent on the performance of our business.

Maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

2022 Proxy Statement	35

Executive Compensation

2022 Executive Compensation Program

Categories and Elements of Executive Compensation

Our executive compensation program covers all compensation paid to our executive officers. In fiscal year 2022 our executive officers included, among others, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers identified in the Summary Compensation Table for Fiscal Year 2022, which we refer to as the Named Executive Officers.

Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Principal Elements of Executive Compensation” section beginning on the page indicated in the table.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:

Base Salaries	Base Salaries	Page 45

Annual Cash Incentive Compensation	Target Incentive Bonuses	Page 47

	General RONA Bonuses	Page 48

	Converted RONA Bonuses	Page 48

	PGI Plan	Page 50

Long-Term Incentive Compensation	LTIP Awards	Page 51

	Stock Incentives	Page 53

	Restricted Stock Units	Page 54

Employee Benefits	Various	Page 54

Executive Perquisites	Various	Page 59

“Pay-for-Performance” — Structure, Key Financial Metrics and Impact on Compensation

Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. Our program is also structured to help ensure that the compensation for our executive officers is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Compensation Setting Process” section describes our policies and practices for allocating executive compensation among the various categories and elements.

36

Executive Compensation

To illustrate, the following graphics show the mix of fixed and at-risk annual and long-term cash and equity compensation represented by base salaries and the elements of annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers for fiscal year 2022 at target levels. The percentages of total target compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2022 base salary, target annual cash incentive compensation and target long-term incentive compensation (as set in August 2021).

*	Rounded to the nearest percentage point.

The “Principal Elements of Executive Compensation” section provides detailed discussion and analysis regarding how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of The Win Strategy. Our compensation structure includes both fixed and at-risk compensation comprised of various cash and equity elements, which is structured generally as follows:

*	General RONA and Converted RONA, which are based on our return on net assets.

2022 Proxy Statement	37

Executive Compensation

We provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the following table, we provide each element of annual cash incentive compensation and each element of long-term incentive compensation primarily to encourage and reward performance that implements and advances The Win Strategy, in particular, our strategies and goals relating to financial performance and profitable growth, aligning such elements with our performance in certain key financial metrics that we use to measure the overall performance of our business.

We also ensure that base salary adjustments consider performance and results in certain ESG-related metrics embedded in The Win Strategy, such as, among others, team member safety, engagement and inclusion. The Human Resources and Compensation Committee also recognizes the potential for incorporating ESG-related metrics into our incentive compensation plans and programs and will continue to consider and evaluate appropriate opportunities to do so within our executive compensation program.

The following table shows the behaviors, key financial metrics and fiscal year 2022 results driven by each element of at-risk compensation provided to the Named Executive Officers.

Element of Compensation	Encourages executive officers to maximize	By focusing on various key business strategies, such as	Fiscal year 2022 results
RONA Bonuses (General and Converted) (cash)	return on net assets	value pricing and strategic supply chain, market-driven innovation, system solutions and strong distribution channels	Our return on consolidated net assets was above target.
Target Incentive Bonuses (cash)	free cash flow

continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital expenditures, and the ability to finance dividends, acquisitions and product innovations

Our operating cash flows were $2.44 billion or 15.4% of sales, resulting in a free cash flow margin of 13.94%.*
Profitable Growth Incentive Plan** (cash)	sales growth (organic and through acquisitions)	profitable and sustainable sales growth	The Profitable Growth Incentive Plan multiplier was applied to Mr. Weeks’ General RONA Bonus, increasing his General RONA Bonus payout by approximately 30%.
LTIP Awards (equity)	long-term sales growth, earnings per share growth, and growth in average return on invested capital	market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth

Our results for revenue and earnings per share growth were at top quartile, and our results for growth in average return on invested capital was between the median and top quartile performance levels, resulting in a payout at 186.66% of target.

Stock Incentives/Stock Appreciation Rights (SARs) (equity)	our stock price	sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price	Our average daily closing per share stock price was $294.14 in fiscal year 2022, as compared to $260.14 in fiscal year 2021.

*	Free cash flow margin is calculated as disclosed on page 47.

**

Officer participation in our Profitable Growth Incentive Plan is limited to our operating group presidents; as such, Mr. Weeks (Vice President and President—Engineered Materials Group) is the only Named Executive Officer who was eligible for the Profitable Growth Incentive Plan in fiscal year 2022.

38

Executive Compensation

Compensation Practices

The following table highlights some of the key aspects of our executive compensation program for fiscal year 2022. This table is not a substitute for, nor does it purport to include, all of the information provided in this Compensation Discussion and Analysis and the Compensation Tables presented later in this Proxy Statement.

What We Do	What We Don’t Do

  Executive compensation program with pay-for-performance structure aligned with The Win Strategy

  The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 18% fixed and 82% at-risk

  Annual advisory vote on executive compensation with consistent high degree of approval

  One-year minimum vesting or performance period requirements for equity incentives under our Amended and Restated 2016 Omnibus Stock Incentive Plan

  “Claw back” policy to recover or withhold incentive-based compensation to executive officers in certain circumstances

  Anti-hedging and anti-pledging policy for Directors and executive officers

  Robust Stock Ownership Guidelines for executive Officers and Directors

  Offer employment agreements to our executives

  Offer above-market earnings on contributions to deferred compensation accounts

  Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant

  Re-price stock options or SARs

  Cash out underwater stock options or SARs

  Include reload provisions in any stock option or SAR grant

  Permit directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock

  Permit directors or officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

2022 Proxy Statement	39

Executive Compensation

Compensation Setting Process

Roles and Responsibilities

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee, which we refer to in this Compensation Discussion and Analysis as the Committee, consists solely of independent Directors and has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com, these duties and responsibilities include:

•   establishing our executive compensation program and philosophies and overseeing their development and implementation;

•   reviewing and approving the performance and compensation of our Chief Executive Officer and other executive officers; and

•   overseeing and evaluating any significant risks arising from our compensation policies and practices.

To assist in its risk oversight duties and responsibilities, the Committee ensures management and the Committee’s independent compensation consultant conduct an annual compensation risk review. The results of this review are evaluated and discussed among management, the Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2022, we believe that our current compensation policies and practices are designed to mitigate risks related to compensation, and such policies and practices do not create risks that are likely to have a material adverse effect on our business.

The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.

In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions. The Committee may, in its discretion, create subcommittees of its members and delegate to them any of its duties and responsibilities. It may also delegate certain authority to management with respect to our benefit plans, but it may not so delegate approval of executive officer compensation, stock plan design, director compensation, or change in control plans and agreements.

BOARD OF DIRECTORS

Our Board of Directors approves all plans and programs which, by their terms, require approval of our Board. Our Board does not authorize or approve any other specific executive compensation matters. Our Board oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight helps ensure that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

EXECUTIVE OFFICERS

Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of The Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.

Our Chief Executive Officer similarly reviews and evaluates his direct reports, which include each of the other Named Executive Officers except for Mr. Weeks who was reviewed and evaluated by Ms. Parmentier. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that he deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than himself.

Our Chief Executive Officer, Vice Chairman and President, Chief Operating Officer, Executive Vice President–Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than executive sessions. None of these officers attend discussions regarding their individual compensation. Our executive officers prepare and provide to the Committee performance summaries for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

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Executive Compensation

Compensation Consultants and Benchmarking

The Committee regularly monitors, reviews and evaluates our executive compensation program to help ensure that it provides reasonable compensation ranges at competitive, appropriate and effective levels. The Committee engages Mercer Human Resource Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation responsibilities, and to otherwise provide assistance and guidance to the Committee on executive officer and Director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. The Committee selected Mercer based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and Director compensation matters.

Mercer provides a wide range of executive officer and Director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.

Mercer uses proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group or Peer Group companies. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.

The Committee regularly reviews and, when necessary or advisable, updates the Peer Group to make sure it consists of companies that directly compete with us for talented team members and shareholder investment, and it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the Diversified Industrials sector with characteristics and business strategies similar to ours. The Peer Group companies for fiscal year 2022 remained the same as fiscal year 2021 and consisted of the following companies:

Peer Group Companies
• Caterpillar Inc. • Colfax Corporation(1) • Cummins Inc. • Danaher Corporation • Deere & Company • Dover Corporation	• Eaton Corporation plc • Emerson Electric Co. • Flowserve Corporation • Fortive Corporation • Honeywell International Inc. • Illinois Tool Works Inc.	• Ingersoll Rand Inc. • ITT Inc. • Johnson Controls International plc • Rockwell Automation, Inc. • Textron Inc. • Trane Technologies plc

(1)	Colfax Corporation became Enovis Corporation in April 2022

Mercer also provided other compensation consulting services to the Committee during fiscal year 2022, including:

•	preparing for and participating in the Committee’s meetings and conference calls, including advance and subsequent meetings with the chair of the Committee and senior management;

•	conducting a pay-for-performance review to evaluate the level of alignment between our executive compensation program and performance levels relative to our Peer Group companies;

•	preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;

•	assessing our free-cash flow performance versus peers over a one, three and five-year period;

•	working with management to conduct the annual compensation risk review; and

•	periodically assisting management on other select executive compensation topics.

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Executive Compensation

In fiscal year 2022, we paid $212,473 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and Director compensation consulting services provided to the Committee.

We also directly engage Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course of business, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and Director compensation. These additional services included:

•	consulting services regarding life insurance, prescription drug and other benefits programs for our team members generally;

•	consulting services regarding investment options available under our benefit plans for our team members generally;

•	providing benchmarking surveys for information on compensation and benefits for our team members generally; and

•	providing services as an insurance broker.

In fiscal year 2022, we paid $745,898 in fees, administrative charges, commissions, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The majority of these fees were not paid pursuant to engagements of Marsh & McLennan Companies, Inc. by management, but were rather either paid by our third-party administrators to Marsh & McLennan Companies, Inc. relating to risk insurance and for insurance and prescription drug services provided under our team member health and welfare plans, or were direct engagements with Marsh & McLennan Companies, Inc. made by various divisions worldwide for market surveys related to those particular divisions. The consolidated revenues of Marsh & McLennan Companies, Inc. were $19.82 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether sufficient internal safeguards are in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:

•	Mercer reports directly to the Committee and not to management on executive officer and Director compensation matters;

•	at each Committee meeting, Mercer and the Committee meet in executive session without members of management present;

•	all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and Director compensation consulting services to the Committee;

•	the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and Director compensation consulting services;

•	the individual Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;

•

the individual Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or Director compensation services for the Committee; and

•	the amounts paid to Mercer by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).

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Executive Compensation

Consideration of 2021 Say-on-Pay Vote

At our 2021 Annual Meeting of Shareholders, we received approval, based on the total votes cast, for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our executive compensation program in fiscal year 2022. The Committee believes the voting results demonstrate strong, consistent support for our executive compensation program. The Committee will continue to explore with Mercer potential improvements to our executive compensation program to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

General Policies and Practices Relating to Executive Compensation

Allocation of Executive Compensation

The Committee seeks to provide compensation, employee benefits and executive perquisites which are competitive with the market and help us attract, retain and motivate present and future executive officers. Annually, base salaries, target annual cash incentive compensation and target long-term incentive compensation for each executive officer is compared to the median of companies included in Mercer’s annual review with the objective that, in the aggregate, our target compensation remains generally aligned with the median of the Peer Group companies.

When deciding whether to increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.

To ensure that our executive compensation program meets its objectives to drive and support The Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at-risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers have a greater proportion of their total compensation allocated to these at-risk elements than other team members. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other team members, have greater responsibility and influence over the performance of our business.

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Executive Compensation

Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of The Win Strategy. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.

•

Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the Peer Group. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the Peer Group companies.

•

Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.

•

Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. As described beginning on page 50, however, the PG RONA Multiplier is applied only to our operating group presidents, and, therefore, Mr. Weeks is our only Named Executive Officer to whom the PG RONA Multiplier was applied in fiscal year 2022. The Committee also occasionally grants retention and/or recognition awards to executive officers who make extraordinary contributions to the Company’s success, or for whom a retention incentive is appropriate.

Committee Discretion

The Committee does not change the pre-determined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation made outside of the Performance Bonus Plan if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards.

The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made to the Named Executive Officers other than Stock Incentives. The Committee retains this downward discretion for the following purposes:

•

to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results relative to our various performance measures, the risks taken to attain those results and our overall financial performance;

•	to help ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and

•	to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.

The Committee has historically exercised this downward discretion with respect to General RONA Bonuses awarded under the Performance Bonus Plan to the Chief Executive Officer, the Chief Financial Officer and certain other executive officers. At the beginning of the year, the Committee determines for each of these executive officers a General RONA Bonus award opportunity that is large enough to ensure that we meet our objectives for annual cash incentive compensation and, at the same time, preserve the ability of the Committee to exercise its discretion to reduce the amount of the award payout to an appropriate level as compared to the final payouts made to executive officers who receive annual cash incentive compensation outside the Performance Bonus Plan and after taking into account individual performance and contributions to the success of our business. In addition, our calculation methodology for LTIP Award payouts also allows the Committee to exercise this discretion with respect to LTIP Award payouts.

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Executive Compensation

Compensation Risk Review

The annual compensation risk review, first described on page 40, begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also takes into account our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others or is significantly more profitable than others.

The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.

During our fiscal year 2022 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:

•

our executive officers and other management-level team members are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and multiple forms of equity compensation;

•	compensation packages gradually become more focused on long-term, at-risk and equity compensation as our team members ascend to and through management-level positions;

•	our global compensation plans and programs generally utilize the same or substantially similar performance measures;

•

we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;

•	the performance of our team members is not evaluated or measured based solely on changes in our stock price;

•

our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);

•	we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;

•

our executive officers are subject to specific stock ownership guidelines, a “clawback” policy and provisions requiring forfeiture of certain elements of incentive compensation under certain circumstances;

•	our compensation packages, including severance packages and supplemental pensions, are within market ranges;

•

the Human Resources and Compensation Committee has the discretion to assess the quality of our results in relation to our various performance measures and the risks taken to attain those results in approving final incentive payouts;

•	our decentralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and

•

our team members are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.

During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. While no changes to our compensation plans and programs were made as a result of the fiscal year 2022 compensation risk review, a new Officer Annual Cash Incentive Plan was implemented for fiscal year 2023 and changes were made to the performance metric weighting of our 2022-23-24 LTIP awards (as compared to our 2021-22-23 LTIP awards) as further discussed in this Compensation Discussion and Analysis section.

Principal Elements of Executive Compensation

Base Salaries

Each of the Named Executive Officers receives an annual base salary to:

•	encourage and reward attainment of individual performance goals established during the annual performance review process;

•

recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and

•	attract, retain and motivate the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy.

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Executive Compensation

The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the Peer Group companies. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review, and compares the amount to the applicable market range to make sure that it is reasonable. Among other matters, annual performance reviews and base salary adjustments consider performance and results aligned with The Win Strategy, including in certain of its ESG-related metrics such as, among others, team member safety, engagement and inclusion. The Committee may increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews. The Committee generally tries to target base salary amounts at approximately the median of the Peer Group companies.

In fiscal year 2022, base salaries for the Named Executive Officers were generally increased in the range of approximately 5.5% to 7.5% for officers remaining in their same role year over year in consideration of the factors described above and to better align with the Peer Group median for similarly situated persons at our Peer Group companies. The table below reflects the base salaries as approved by the Committee in fiscal year 2022 as well as the total base salary actually paid to each of the Named Executive Officers as of June 30, 2022, which is also included in the “Salary” column of the Summary Compensation Table for Fiscal Year 2022.

Base Salaries

Named Executive Officers	FY2022 Base Salary ($)(1)	FY2022 Base Salary ($) (Actual)

Thomas L. Williams	$1,400,000	$1,387,500

Todd M. Leombruno(2)	$720,000	$736,667

Lee C. Banks	$1,125,000	$1,112,500

Jennifer A. Parmentier(3)	$750,000	$765,423

Andrew M. Weeks	$643,300	$636,283

(1)	Base salaries as set in August 2021 and effective September 1, 2021.

(2)	Mr. Leombruno’s annual base salary was increased to $720,000 effective September 1, 2021 and he received a mid-year increase to $780,000 effective February 1, 2022.

(3)

Ms. Parmentier was promoted to Chief Operating Officer effective August 9, 2021. Her annual base salary effective on that date was $750,000. She received a mid-year increase to $820,000 effective February 1, 2022.

Annual Cash Incentive Compensation

Our executive officers are eligible to receive annual cash incentive compensation based on pre-determined financial and growth objectives that are dependent on free cash flow margin, return on net assets and revenue growth. This category of compensation consists of three specific elements, which we refer to as Target Incentive Bonuses, General RONA Bonuses, and Converted RONA Bonuses. All of the Named Executive Officers are eligible to receive Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses. As described beginning on page 50, Mr. Weeks is the only Named Executive Officer whose General RONA Bonus is subject to the application of our Profitable Growth Incentive Plan, which we refer to as the PGI Plan.

The Committee allocates a significant portion of the total cash compensation for executive officers to annual cash incentive compensation, which is wholly dependent on achieving pre-determined financial and operational goals. At the beginning of fiscal year 2022, Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses, in the aggregate at target, represented the following percentages of base salary for each of our Named Executive Officers, which percentages remained consistent with target aggregate percentages for fiscal year 2021 for officers serving in the same role year over year:

Target Percentage of Base Salary

Named Executive Officers	Target Incentive Bonuses General RONA Bonuses(1) and Converted RONA Bonuses

Thomas L. Williams	161%

Todd M. Leombruno	96%

Lee C. Banks	107%

Jennifer A. Parmentier	108%

Andrew M. Weeks	74%

(1)

Because General RONA Bonuses are calculated based on actual base salary received during the fiscal year the mid-year increases in salary for Mr. Leombruno and Ms. Parmentier had an impact on General RONA bonus payouts.

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Executive Compensation

The Committee pre-determines the performance measures applicable to each element by analyzing our annual goals and objectives for each performance measure and, for Target Incentive Bonuses, Mercer’s annual review. The Committee directly and materially links annual cash incentive compensation to performance that drives and supports The Win Strategy.

Target Incentive Bonuses

During fiscal year 2022, the Named Executive Officers received annual cash incentive compensation based on our free cash flow margin, which we refer to as Target Incentive Bonuses. Free cash flow margin is calculated as the percentage of sales represented by actual operating cash flow less capital expenditures, excluding any discretionary pension contributions made during the fiscal year.

The Committee identified free cash flow margin as a performance measure critical to the profitable growth and financial performance goals of The Win Strategy. Maximizing free cash flow allows us to continue to pay annual dividends, strategically acquire our outstanding shares, and reinvest in our business by funding innovation and financing growth through acquisitions of businesses and technologies. Target Incentive Bonuses encourage executive officers to maximize free cash flow by increasing net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable, and optimizing capital expenditures. We have also identified a strong correlation between increases in free cash flow and increases in operating earnings.

Target Incentive Bonuses are designed to directly reward executive officers for free cash flow margin performance against our annual plan and the performance of the Peer Group. Specifically, the Committee determines the target award opportunity for each of the executive officers and establishes the levels of performance for threshold, target and maximum payouts after evaluating our annual plan for free cash flow margin and the one-year, three-year and five-year average free cash flow margin within the Peer Group. Based on this data, the Committee estimated that 5.5%, 10% and 14.5% free cash flow margins would represent bottom-quartile, median and top-quartile free cash flow margin results, respectively, within the Peer Group companies during fiscal year 2022. After review and consideration of such data and our annual plan for free cash flow margin, the Committee increased the free cash flow top-quartile and median payout thresholds for our Target Incentive Bonuses from fiscal year 2021 levels of 12.5% and 9%, respectively, to 14.5% and 10%, respectively, for fiscal year 2022, and kept the bottom quartile threshold the same as fiscal year 2021 at 5.5%.

The following table illustrates how final fiscal year 2022 Target Incentive Bonus amounts would be calculated:

Below Threshold		Threshold	Target	Maximum

				Actual Free Cash Flow Margin: 13.94% Actual Payment 187.56%

FY2022 Free Cash Flow Margin

	Less than 5.5%	5.5%	10%	14.5%

Payout%	0%	50%	100%	200%

This table illustrates that each recipient of a Target Incentive Bonus would receive a year-end payout of 100% of his or her target award if our free cash flow margin for fiscal year 2022 was 10.0% and a maximum payout of 200% of his or her target award if our free cash flow margin was greater than or equal to 14.5%, representing top-quartile free cash flow margin. This table also illustrates that no Target Incentive Bonuses would be paid if our free cash flow margin for fiscal year 2022 was less than 5.5%. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

In consideration of the foregoing, at the beginning of fiscal year 2022, the Committee approved the following Target Incentive Bonuses in the table below for each of the Named Executive Officers. Our actual free cash flow margin for fiscal year 2022 was 13.94% (calculated by taking the difference of fiscal year 2022 cash flow from operating activities of $2,441,730,000 less fiscal year 2022 capital expenditures of $230,044,000 and dividing the result by fiscal year 2022 net sales of $15,861,608,000). Accordingly, each of the Named Executive Officers received 187.56% of their Target Incentive Bonus award. These amounts are shown in the table below and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

Named Executive Officer	Target Incentive Bonus ($)	Actual Target Incentive Bonus Amount ($)

Thomas L. Williams	980,000	1,838,088

Todd M. Leombruno	288,000	540,173

Lee C. Banks	506,300	949,616

Jennifer A. Parmentier	337,500	633,015

Andrew M. Weeks	160,800	301,596

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Executive Compensation

Target Incentive Bonuses are paid in one lump sum in August for each executive officer whose Target Incentive Bonus is awarded under the Performance Bonus Plan, and are paid in three installments in March, June and August for all other executive officers. The March and June payments are estimated based on year-to-date results, and the August payment represents the balance of the Target Incentive Bonus payable based on the actual results for the entire fiscal year. We generally hold back 25% of the year-to-date estimate from each March and June payment to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that the August payment may, at the election of the recipient, be deferred as a credit to the recipient’s account under the Executive Deferral Plan, which we describe in the section, “Non-Qualified Benefit Plans”.

General RONA Bonuses and Converted RONA Bonuses

During fiscal year 2022, each of the Named Executive Officers was eligible for, and received, annual cash incentive compensation based on our return on net assets, which we refer to as General RONA Bonuses and Converted RONA Bonuses. The Committee awards General RONA Bonuses to our executive officers to encourage and reward performance which maximizes our returns on net assets. The Committee awards Converted RONA Bonuses to our executive officers in place of certain executive perquisites.

The performance measures used to determine payouts on General RONA Bonuses are as follows:

•	for executive officers who receive General RONA Bonuses under the Performance Bonus Plan, return on consolidated net assets;

•

for executive officers who are operating group presidents and do not receive General RONA Bonuses under the Performance Bonus Plan or who are not Executive Vice Presidents, return on average division net assets for divisions in the applicable operating group; and

•	for all other executive officers, return on average net assets for all divisions.

The performance measure used to determine the amount of the payouts on Converted RONA Bonuses is the return on average net assets for all of our divisions.

Return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves), at the beginning of the fiscal year and at the end of each applicable quarter.

The Committee identified return on net assets as a performance measure critical to the financial performance and profitable growth goals of The Win Strategy. The Committee uses General RONA Bonuses and Converted RONA Bonuses to encourage executive officers and other team members to increase segment operating income and control net average assets by reducing investments in assets and increasing efficiency in managing those investments. In addition, General RONA Bonuses and Converted RONA Bonuses encourage executive officers and other team members to increase sales and to reduce operating expenses and other costs associated with managing our working capital and investments. The Committee also believes that offering Converted RONA Bonuses in lieu of certain eliminated executive perquisites is appropriate to keep us competitive in attracting, retaining, and motivating present and future executive officers and to hold our executive officers accountable for results.

General RONA Bonuses awarded under the Performance Bonus Plan are paid in one lump sum in August. General RONA Bonuses awarded outside the Performance Bonus Plan and Converted RONA Bonuses, which are not awarded under the Performance Bonus Plan, are paid in four installments in October, January, April and August. Each installment is based on actual year-to-date results. We generally hold back 25% of the year-end estimate from each October, January and April installment to ensure that we have the flexibility to reconcile the August payments with final year-end results. All payments are made in cash, except that General RONA Bonus payments made in August may, at the election of the recipient, be deferred as a credit to the recipient’s Executive Deferral Plan account.

The Committee determines and calculates General RONA Bonuses and Converted RONA Bonuses as follows:

•

Setting Target Amounts: During the first quarter of the fiscal year, the Committee determines target General RONA Bonuses and target Converted RONA Bonuses for each of the executive officers. The Committee makes these determinations after review and consideration of Mercer’s annual review, and focuses on setting targets that are reasonable in relation to the median of similar compensation offered to executives in similar positions by the Peer Group companies.

•

Converting Target Amounts to “RONA shares”: Once determined, the target amounts set for General RONA Bonuses and Converted RONA Bonuses are converted into a number of “RONA shares” based on our annual goals for return on net assets. In fiscal year 2022, we established and communicated an overall goal of 21.4% return on net assets on a consolidated basis, with a target “multiple” of 5% of base salary for each “share.” The target amounts were converted into “shares” at the 5% target multiple by dividing the executive officer’s General RONA Bonus or Converted RONA Bonus target by the product of the executive officer’s base salary and the 5% target “multiple.”

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Executive Compensation

•

Determining the Actual Multiple: At each installment date, the actual return on net assets is calculated and, as follows, used to determine the actual “multiple”: (a) for that portion of the applicable return on net assets which is less than or equal to 35%, the actual multiple is 1% for every 5.6% of return on net assets; and (b) for that portion of return on net assets in excess of 35%, the actual multiple is 1% for every 11.2% of the excess. We allow our divisions to consider the benefit of intercompany sales when calculating return on net assets, and, therefore, to compensate for this additional benefit, we require an actual return on net assets of 28% for a payout multiple at the 5% target (i.e., 28.0% ÷ 5.6%). In other words, the 28% internal goal represents our estimate of division-level return on net assets performance (which would include intercompany sales) needed to achieve 21.4% return on net assets on a consolidated basis (after excluding intercompany sales).

•

Calculating the Actual RONA Bonuses: For General RONA Bonuses and Converted RONA Bonuses, the amounts of the actual bonuses earned are calculated by multiplying the executive officer’s “shares” by his or her multiple, and multiplying that total by his or her base salary for the fiscal year.

The following tables show each of the Named Executive Officers’ General RONA Bonus and Converted RONA Bonus target amounts, “shares”, “multiples” and actual amounts.

General RONA Bonuses
Named Executive Officer	Base Salary Earned	Target General RONA Bonus Amount	Target General RONA Bonus “Shares”	General RONA Bonus “Multiple”	Actual General RONA Bonus Amount

Thomas L. Williams	1,387,500	1,190,000	17	7.69%	1,813,879

Todd M. Leombruno	736,667	324,000	9	7.69%	509,847

Lee C. Banks	1,112,500	618,750	11	7.69%	941,064

Jennifer A. Parmentier(1)	765,423	412,500	11	7.69%	617,544

Andrew M. Weeks(2)	636,283	257,320	8	10.00%	509,027

(1)

Ms. Parmentier’s Target General RONA Bonus was increased by 15%, from 40% to 55%, as a result of her promotion to Chief Operating Officer effective August 9, 2021, and her target General RONA Bonus shares were increased to 11 shares.

(2)

In fiscal year 2022, Mr. Weeks received his General RONA Bonus under the Performance Bonus Plan. As a result, the Committee used return on consolidated net assets to determine that his maximum General RONA Bonus “Multiple” was 8.91%. As described below, however, Mr. Weeks’ General RONA Bonus “Multiple” was reduced to 7.69% upon the Committee’s exercise of downward discretion, and then increased to 10.00% after applying his PG RONA Multiplier under our PGI Plan.

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Executive Compensation

Converted RONA Bonuses
Named Executive Officer	Target Converted RONA Bonus Amount	Converted RONA Bonus “Shares”	Converted RONA Bonus “Multiple”	Actual Converted RONA Bonus Amount

Thomas L. Williams	83,700	1.19	7.69%	128,731

Todd M. Leombruno	79,900	1.48	7.69%	88,312

Lee C. Banks	83,260	1.69	7.69%	128,054

Jennifer A. Parmentier	57,420	1.88	7.69%	122,886

Andrew M. Weeks	57,240	1.86	7.69%	88,035

Each of the Named Executive Officers received the General RONA Bonuses and Converted RONA Bonuses included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022. In arriving at these amounts, the Committee compared the original award opportunities for executive officers receiving General RONA Bonuses under the Performance Bonus Plan (including each of the Named Executive Officers) with the final payout amounts of annual cash incentive compensation for the other executive officers, and evaluated the individual performance and contributions to the success of our business of the executive officers receiving General RONA Bonuses under the Performance Bonus Plan. Based on that comparison and evaluation, the Committee determined that it would be appropriate to exercise downward discretion and reduce the final General RONA Bonus payout amounts for General RONA Bonuses awarded to the Named Executive Officers under the Performance Bonus Plan by approximately 47.5%. The amounts reported in the General RONA Bonuses table above represent the final amounts paid to the Named Executive Officers following those exercises of discretion.

Converted RONA Bonus payments are not eligible for deferral under the Executive Deferral Plan, the Retirement Savings Plan, or the Savings Restoration Plan. Converted RONA Bonuses are also not considered in calculating benefits under the Pension Plan, the Pension Restoration Plan, the Supplemental Retirement Program, the Defined Contribution Supplemental Retirement Program, the Executive Long-Term Disability Plan, and the Change in Control Agreements. The Committee determined that it would not be appropriate to allow Converted RONA Bonuses to be deferred under those plans or considered in those calculations because they are intended to replace executive perquisites which, historically, were not used or taken into account for those purposes.

Profitable Growth Incentive Plan

Our PGI Plan is designed to implement the strategies and advance the goals of The Win Strategy by encouraging and rewarding participants for sales growth, organically and through acquisitions at the operating group or division level. The Committee identified sales growth, organically and through acquisitions, as a performance measure critical to advance the financial performance and profitable growth goals of The Win Strategy. Under our PGI Plan, the General RONA Bonuses for participants may be adjusted after each fiscal year on the basis of a multiplier, which we refer to as the PG RONA Multiplier, that is determined by the three-year compound annual growth rate of external customer sales for the applicable operating group or division, which we refer to as 3-year CAGR. The following table sets forth examples of the PG RONA Multiplier that may be applied to, and which may increase or decrease, the General RONA Bonuses under our PGI Plan after each fiscal year:

3-year CAGR:	Less than or equal to -5%	3%-5%	8%	Greater than or equal to 15%

PG RONA Multiplier:	90%	100%	105%	130%

The PG RONA Multiplier is interpolated on a linear basis between the points in the above table. Of our executive officers, only our operating group presidents’ General RONA Bonuses are subject to our PGI Plan, and, therefore, the PGI Plan applies to Mr. Weeks, but not to any of our other Named Executive Officers. During fiscal year 2022, the three-year CAGR applicable to Mr. Weeks’ General RONA Bonus was 17.52%, resulting in a PG RONA Multiplier of 130%. This PG RONA Multiplier was applied to Mr. Weeks’ final RONA Bonus causing the increase from a 7.69% General RONA Bonus multiple to 10% for Mr. Weeks, as reflected in the General RONA Bonuses table above.

Fiscal Year 2023 Annual Cash Incentive Program

On August 17, 2022, the Committee approved and adopted the Parker-Hannifin Corporation Officer Annual Cash Incentive Plan (the “Officer ACIP”), effective July 1, 2022, and established fiscal year 2023 target opportunities thereunder for the Company’s executive officers. Commencing with fiscal year 2023, the Officer ACIP replaces Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and the Profitable Growth Incentive Plan.

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Executive Compensation

The Officer ACIP provides for annual award payouts based on the achievement of performance goals. The performance goals are tied to three performance metrics (segment operating income weighted at 40%, sales revenue weighted at 20% and cash flow weighted at 40%), with each metric evaluated at three performance levels (threshold, target or maximum). The performance levels equate to a percentage of the target payout with respect to the applicable metric (50% for threshold, 100% for target and 200% for maximum). The percentage payout for each metric will be interpolated for performance levels achieved between threshold and target and between target and maximum. The award payout may be further modified by applying a multiplier of up to plus or minus 20% based upon additional performance goals relating to environmental, social and governance matters and other strategic imperatives. The application of the multiplier cannot increase a participant’s award payout above 200% of such participant’s target opportunity. We expect to discuss the Officer ACIP program for fiscal 2023 in greater detail in our 2023 Proxy Statement.

Long-Term Incentive Compensation

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the Peer Group companies.

LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of The Win Strategy over the long-term. LTIP Award payouts are based on a comparison of our performance against the Peer Group companies in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a three-year pro-rata vesting period. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

Component	Description	2022	2023	2024
LTIP Awards

LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled at least one year in advance. The only exceptions to this practice are that pro-rated LTIP Awards are granted to individuals who become executive officers, are promoted to new executive officer positions, or are given increased responsibilities during a performance period.

		“Cliff” vesting after three-year performance period

Stock Incentives	Stock Incentives are granted to eligible team members on an annual basis at the August meeting of the Committee. This meeting is typically scheduled at least one year in advance.	Annual vesting over three-year performance period
		1/3	1/3	1/3

The Committee does not grant LTIP Awards or Stock Incentives to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock. Similarly, the Committee does not time the release of material non-public information based on Stock Incentive grant dates.

LTIP Awards

During the third quarter of fiscal year 2011, the Committee adopted a Long-Term Incentive Performance Plan under the Performance Bonus Plan, which we refer to as the Officer LTIP Plan, to establish the terms and conditions for LTIP Awards granted to our executive officers during and after fiscal year 2011. During the third quarter of fiscal year 2022, the Committee granted to each of the Named Executive Officers, under the terms of the Officer LTIP Plan and our Amended and Restated 2016 Omnibus Stock Incentive Plan, which we refer to as the Amended 2016 Equity Plan, the following target LTIP Award values for the calendar year 2022-23-24 performance period based on the following target LTIP Award values for the calendar year 2022-23-24 performance period:

Named Executive Officer	Target LTIP Award Shares	Target LTIP Award Values ($)

Thomas L. Williams	18,480	5,750,000

Todd M. Leombruno	4,500	1,400,000

Lee C. Banks	8,360	2,600,000

Jennifer A. Parmentier(1)	5,300	1,650,000

Andrew M. Weeks	2,410	750,000

(1)

Ms. Parmentier also received supplemental LTIP awards for the calendar years 2019-20-21, 2020-21-22 and 2021-22-23 performance periods in the amounts of 763, 2,067 and 2,714 target shares respectively, for a total number of 5,544 additional LTIP target shares in connection with her promotion to Chief Operating Officer.

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Executive Compensation

The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2022 table. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2022 includes the aggregate grant date fair value of these awards in fiscal year 2022.

Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2024, as follows:

•	The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.

•	If at least one of these threshold performance measures above are not achieved, participants will not receive a payout.

•

If at least one of these threshold performance measures above are achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award value. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure payout levels are as accurately reflective of the Company’s performance against the Peer Group as possible and are otherwise in the best interests of our business and our shareholders.

To provide the Committee with guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar years 2022-23-24 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results of the Peer Group companies during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of The Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing, market-driven innovation and strong distribution.

For calendar year 2022-23-24 LTIP awards, the Committee determined to adjust the weighting for revenue growth, growth in the fully diluted earnings per share for continuing operations, and average return on invested capital from 20%, 40% and 40% respectively, to 40%, 40% and 20% respectively. The Committee believes the increase over prior years in weighting from 20% to 40% in revenue growth and decrease from 40% to 20% for average return on invested capital from continuing operations more closely aligns the 2022-23-24 LTIP awards with the strongest drivers of total shareholder returns.

The following table illustrates how final LTIP Awards will pay out using the weightings as specified above for the applicable performance period:

Peer Group Percentile Rank:	Less than 35th	35th	50th	75th or higher

Payout%	0%	50%	100%	200%

At the end of calendar year 2024, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group for each of the three performance measures. Using the table above, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar years 2022-23-24 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2022 will receive the maximum payout of 200% of the applicable target LTIP Award value if we rank at or above the 75th percentile among the Peer Group companies in the aggregate based on all three performance measures, and will receive no payout if we rank at or below the 35th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

LTIP Award payouts for the calendar years 2022-23-24 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.

The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance at or below the 35th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group companies.

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Executive Compensation

In addition, each of the Named Executive Officers received a payout during fiscal year 2022 under LTIP Awards granted during the third quarter of fiscal year 2019 for the three-year performance period ending December 31, 2021. We exceeded our threshold performance measures of 4% average return on average equity and 4% average free cash flow margin with an average return on average equity for the three-year performance period of 22.2% and average free cash flow margin for the three-year performance period of 14.5%, which caused each participant to be eligible for a payout of 200% of the applicable LTIP award. The Committee decided to exercise discretion to determine the appropriate payout and determined that we achieved the following percentile rankings among the Peer Group companies with respect to the LTIP Award performance measures for the calendar years 2019-20-21 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage

Revenue Growth (20%)	5.33%	83rd	40%

Earnings Per Share Growth (40%)	40.22%	78th	80%

Average Return on Invested Capital (40%)	15.53%	67th	66.66%

As a result, each of the Named Executive Officers received the LTIP Award payout during fiscal year 2022 included in the “Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2022 table. Each payment represents a total payout of 186.66% of the target LTIP Award values for the three-year performance period ended December 31, 2021. In utilizing negative discretion to reduce the 2019-20-21 LTIP awards from 200% to 186.66% guided by the performance measures above, the Committee determined to exclude certain unusual expenses related to the pending acquisition of Meggitt PLC, including expenses from the Company’s deal contingent forward hedge and commercial paper issuance.

Stock Incentives

Each of the Named Executive Officers received Stock Incentives under our Amended 2016 Equity Plan during the first quarter of fiscal year 2022. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of The Win Strategy and make other contributions to maximize long-term shareholder value.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to help ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the target value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2022:

Named Executive Officer	Target Value	Stock Incentive Grants (# of Underlying Shares)

Thomas L. Williams	$5,750,000	51,700

Todd M. Leombruno	$1,400,000	12,590

Lee C. Banks	$2,600,000	23,380

Jennifer A. Parmentier	$1,650,000	14,840

Andrew M. Weeks	$750,000	6,740

The fiscal year 2022 Stock Incentive grants shown above are also included in the “All Other Option Awards: Number of Securities

Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2022 table and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2022 table. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2022 includes the aggregate grant date fair value of these awards in fiscal year 2022.

As required by the terms of our Amended 2016 Equity Plan, these fiscal year 2022 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our Amended 2016 Equity Plan and considered Mercer’s annual review to establish all other terms of these Stock Incentives. These fiscal year 2022 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.

Upon exercise of fiscal year 2022 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise.

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Executive Compensation

Restricted Stock Units

On January 26, 2022 the Committee granted an award of 1,610 RSUs to Mr. Weeks for retention purposes and in recognition of his performance and contributions to the execution of the goals of The Win Strategy. This award had a vesting date of January 26, 2025 and would generally have vested only if Mr. Weeks remained an active full-time employee through that date. As a result of his announced retirement on July 26, 2022, Mr. Weeks forfeited this RSU award.

This RSU award, however, was granted during fiscal year 2022 and is therefore included in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the Grants of Plan-Based Awards for Fiscal Year 2022 table, and it’s fiscal year 2022 aggregate grant date fair value is included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2022.

Employee Benefits

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other team members necessary to advance the goals of The Win Strategy.

Qualified Benefit Plans

During fiscal year 2022, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

•	The Parker-Hannifin Consolidated Pension Plan, which we refer to as the Pension Plan, except for Ms. Parmentier and Mr. Weeks who are not eligible to participate in the Pension Plan; and

•	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

PENSION PLAN

The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004, participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.

Final Average Pay Amount:

•   0.75% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•   1.36% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•   0.50% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004, were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004, including Ms. Parmentier and Mr. Weeks, were not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers who are in the Pension Plan elected to remain in and continue to accrue benefits under the Pension Plan. All benefits accrued by team members who elected to terminate participation in the Pension Plan were frozen as of June 30, 2004. Those team members initiated their retirement income accounts on July 1, 2004.

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RETIREMENT SAVINGS PLAN

The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. team members are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax and post-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Converted RONA Bonuses are not eligible for deferral under the Retirement Savings Plan. Through December 31, 2021 we provided each participant with a matching contribution of 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed on a pre-tax or Roth basis. Effective January 1, 2022, we provided each participant with a matching contribution of 100% on the first 5% of pay contributed on a pre-tax or Roth basis. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $305,000 per year), based on age and length of service. These contributions range from 3% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2022 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022 on page 61.

Non-Qualified Benefit Plans

During fiscal year 2022, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

•	The Parker-Hannifin Corporation Savings Restoration Plan, which we refer to as the Savings Restoration Plan;

•

The Parker-Hannifin Corporation Executive Deferral Plan, which we refer to as the Executive Deferral Plan, except for Ms. Parmentier and Mr. Weeks who do not participate in the Executive Deferral Plan;

•

The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan, except for Ms. Parmentier and Mr. Weeks who are not eligible to participate in the Pension Restoration Plan as they are not participants in the Pension Plan;

•

The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program, except for Mr. Leombruno, Ms. Parmentier and Mr.Weeks who are not eligible to participate in the Supplemental Retirement Program; and

•

The Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program, which we refer to as the Defined Contribution Supplemental Retirement Program (Mr. Leombruno, Ms. Parmentier and Mr. Weeks are the only Named Executive Officers who participate in the Defined Contribution Supplemental Retirement Program).

SAVINGS RESTORATION PLAN

The Savings Restoration Plan is available to team members who earn base salaries equal to or in excess of $150,000 per year and who are otherwise eligible to participate in the plan. The Savings Restoration Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Savings Restoration Plan allows executive officers to defer a portion of their pre-tax compensation and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. Converted RONA Bonuses are not eligible for deferral under the Savings Restoration Plan. Each Named Executive Officer may annually defer to his or her Savings Restoration Plan account any portion of the compensation that he or she cannot defer under the Retirement Savings Plan due to the statutory limit, other than Converted RONA Bonuses, up to the greater of 20% of base pay or $25,000. Through December 31, 2021 we provided each participant with a matching contribution of 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed. Effective January 1, 2022 we provided each participant with a matching contribution of 100% on the first 5% of pay contributed. These matching contributions were reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. We also take into account the matching contributions made under the Retirement Savings Plan to ensure that the maximum match under both plans does not exceed $17,000. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Savings Restoration Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 3% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Savings Restoration Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances.

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Executive Compensation

Savings Restoration Plan and Executive Deferral Plan account balances are paid out upon any of the following events as follows:

Retirement:

Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.

Termination Before Retirement:

Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.

Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid upon termination in the same manner as if he or she retired.

Withdrawals During Employment:

Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.

Death:	Balances are distributed to the participant’s beneficiary in a lump sum or, if elected by the participant, in installments.

Change in Control:

Under the Savings Restoration Plan, balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum. Under the Executive Deferral Plan, balances are distributed to the participant in a lump sum.

Our matching contributions made under the Savings Restoration Plan for the Named Executive Officers during fiscal year 2022 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan during fiscal year 2022 are included in the Nonqualified Deferred Compensation for Fiscal Year 2022 table.

EXECUTIVE DEFERRAL PLAN

The Executive Deferral Plan is available to executive officers and certain other key team members. The Executive Deferral Plan provides executive officers with an opportunity to defer a portion of their compensation (in addition to that deferred under the Retirement Savings Plan and the Savings Restoration Plan) on a pre-tax basis, including Target Incentive Bonuses and General RONA Bonuses, and to accumulate tax-deferred earnings on the deferrals. LTIP Award payouts and Converted RONA Bonuses are not eligible for deferral under the Executive Deferral Plan. Each executive may defer to his or her account up to 80% of base salary and 80% of General RONA Bonuses paid in August and Target Incentive Bonuses paid in August. Similar to the Savings Restoration Plan, all deferrals are made under the Executive Deferral Plan by accounting entry rather than any physical exchange of cash. Participants also accrue earnings on an accounting-entry basis based on the performance of various investment fund choices. Participants are our unsecured creditors for their respective account balances. Account balances in the Executive Deferral Plan are paid as indicated in the table above. For those who were participants in the Executive Deferral Plan prior to January 1, 2016, prior to distribution, the balances are increased to reflect any “gross-up” amount necessary to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. Any balances on distribution to a participant in the Executive Deferral Plan who becomes a participant on or after January 1, 2016, are no longer increased to reflect any “gross-up” amount to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2022 are included in the Nonqualified Deferred Compensation for Fiscal Year 2022 table.

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THE PENSION RESTORATION PLAN

The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Savings Restoration Plan and the Executive Deferral Plan. Similar to the Pension Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Pension Restoration Plan.

SUPPLEMENTAL RETIREMENT PROGRAM

The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. Similar to the Pension Plan and the Pension Restoration Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Supplemental Retirement Program. LTIP Awards and Stock Incentives are also not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and 100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. In January 2015, the Committee closed the Supplemental Retirement Program to new participants as of July 1, 2014.

DEFINED CONTRIBUTION SUPPLEMENTAL RETIREMENT PROGRAM

The Defined Contribution Supplemental Retirement Program was established to provide executive officers and certain other key management team members with retirement benefits supplemental to the benefits under the Retirement Savings Plan and the Savings Restoration Plan. The Defined Contribution Supplemental Retirement Program was established to replace the Supplemental Retirement Program for executive officers who are designated as participants on or after July 1, 2014. Depending on a participant’s salary grade on December 31 of each year, we provide an annual non-discretionary employer contribution of 8%, 10% or 12% of a participant’s base salary, Target Incentive Bonus and General RONA Bonus that was paid during the calendar year. The Committee may determine to make an additional annual discretionary contribution to a designated participant’s account. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Defined Contribution Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Defined Contribution Supplemental Retirement Program, however, a vested participant must have at least five years of service. Messrs. Leombruno and Weeks, as well as Ms. Parmentier, are the only Named Executive Officers who participate in the Defined Contribution Supplemental Retirement Program.

Our contributions made under the Defined Contribution Supplemental Retirement Program for Mr. Weeks during fiscal year 2022 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Defined Contribution Supplemental Retirement Program during fiscal year 2022 are included in the Nonqualified Deferred Compensation for Fiscal Year 2022 table.

Health and Welfare Benefits

The Named Executive Officers participated in various health and welfare programs generally available to all team members during fiscal year 2022. The Named Executive Officers also participated in our Officer Life Insurance Plan and our Executive Long-Term Disability Plan.

OFFICER LIFE INSURANCE PLAN

Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008 (which includes Messrs. Williams and Banks) for the longer of 10 years or until the executive officer reaches age 65. For those executive officers who were participants after January 1, 2008 (which includes Ms. Parmentier and Messrs. Leombruno and Weeks) we pay all required premiums for life insurance until retirement up to age 65. The premiums are designed to maintain death benefits equal to:

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•	five times base salary during employment and two times final base salary after retirement at age 65 for our Chief Executive Officer;

•	four times base salary during employment and two times final base salary after retirement at age 65 for our Chief Financial Officer, our President and our Chief Operating Officer; and

•	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2022 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

EXECUTIVE LONG-TERM DISABILITY PLAN

The Executive Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of two-thirds of base salary plus Target Incentive Bonuses and General RONA Bonuses (after applying the PG RONA Multiplier if applicable) paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum monthly benefit, in the case of Messrs. Williams and Banks, of $33,000, or, in the case of Ms. Parmentier and Messrs. Leombruno and Weeks, of $35,000. Our executive officers are not eligible to receive the long-term disability benefit generally available to other team members.

Other Compensation Policies and Practices

On July 26, 2022, Mr. Weeks and the Company mutually agreed on the terms of his retirement from the Company on August 31, 2022, following a brief transition period. In connection with Mr. Weeks’ agreed retirement, the Company and Mr. Weeks entered into a separation agreement, effective July 26, 2022. For more information, see the Potential Payments upon Termination or Change of Control at June 30, 2022 section of this Proxy Statement.

Change in Control Agreements

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding team member interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2022, tables and the related narrative descriptions provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.”

Indemnification Agreements

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines, and settlement amounts, that the executive officer incurs by reason of his or her service:

•

in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or

•	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

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“Clawback” Policy

Our Board of Directors maintains a “clawback” policy which allows us to recover or withhold any Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses or LTIP Awards which are paid or payable to an executive officer if:

•	payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;

•	our Board of Directors determines in its sole discretion that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;

•	the amount that would have been paid or payable to the executive officer would have been less if the financial results had been properly reported; and

•

our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.

Executive Perquisites

During fiscal year 2022, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of The Win Strategy. The costs of these perquisites for the Named Executive Officers reportable for fiscal year 2022 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at off-site locations. Historically we have paid or reimbursed the initiation fees and provided gross up payments on those fees for additional clubs for the Chief Executive Officer, the Chief Financial Officer, the President, and the Chief Operating Officer and at the Executive and Senior Vice President levels on a business-needs basis and only with appropriate advance approval. We maintain a policy of not providing gross up payments on private club initiation fees, and in fiscal year 2022 no such gross up payments were made.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their direct reports in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ subordinates and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key team members. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key team members. We offer this perquisite to provide executive officers with use of a company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.

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Matching Gifts Program. We match any amount in excess of $50 contributed to any accredited educational institution by an active, full-time employee, retiree, or member of our Board of Directors with at least one year of service. Our matching contributions are capped at $5,000 per fiscal year for any individual’s contribution to any single institution, and $10,000 per fiscal year for any individual’s aggregate contributions to all institutions.

Company Apartments. We maintain apartments in Cleveland, Ohio, and Newport Beach, California to provide accommodations to team members working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if the apartments are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our team members to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. Effective May 1, 2019, the Committee elected to offer limited non-business use of our corporate aircraft to our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer for purposes of their safety, security, confidentiality and productivity while traveling. Such use is limited to U.S. domestic travel only and 50 hours of flight time per fiscal year for our Chief Executive Officer and 30 hours of flight time per fiscal year to each of our President, Chief Operating Officer and Chief Financial Officer. Otherwise, non-business use of our corporate aircraft by our executive officers is only available if (a) the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary, or (b) there is a medical emergency or other special circumstance and the flight is pre-approved by our Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer.

Accounting and Tax Considerations

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Human Resources and Compensation Committee:

Joseph Scaminace, Chair

Jillian C. Evanko

Lance M. Fritz

Kevin A. Lobo

James R. Verrier

James L. Wainscott

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Compensation Tables

Summary Compensation Table for Fiscal Year 2022

The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas L. Williams	2022	1,387,500	5,800,687	4,282,828	3,780,697	3,044,860	151,597	18,448,169
Chief Executive Officer and Chairman of the Board	2021	1,159,375	4,845,449	4,224,085	3,326,023	3,344,243	135,325	17,034,500
	2020	1,159,375	5,350,280	2,992,950	3,230,087	5,986,427	143,742	18,862,861

Todd M. Leombruno	2022	736,667	1,412,505	1,042,956	1,138,332	31,605	308,269	4,670,334
Executive Vice President and Chief Financial Officer	2021	510,725	2,968,166	201,042	701,647	376,387	213,444	4,971,411

Lee C. Banks	2022	1,112,500	2,624,120	1,936,799	2,018,734	—	244,187	7,936,340
Vice Chairman and President	2021	971,250	2,213,292	1,931,105	1,792,662	1,051,869	224,943	8,185,121
	2020	971,250	2,455,433	1,372,950	1,737,379	3,543,794	215,145	10,295,951

Jennifer A. Parmentier(7)	2022	765,423	3,304,641	1,229,346	1,373,446	—	434,018	7,106,874
Chief Operating Officer

Andrew M. Weeks	2022	636,283	1,261,838	558,342	898,658	—	301,171	3,656,292
Former Vice President and President - Engineered Materials Group	2021	571,140	646,543	562,918	783,664	—	290,457	2,854,722
	2020	571,140	688,038	384,413	648,957	—	638,204	2,930,752

(1)

For fiscal year 2022, reflects increases in base salary effective September 1, 2021 for all Named Executive Officers, and for Mr. Leombruno and Ms. Parmentier mid-year increases effective February 1, 2022, to the following base salary amounts: $1,400,000 for Mr. Williams; $780,000 for Mr. Leombruno; $1,125,000 for Mr. Banks; $820,000 for Ms. Parmentier; and $643,300 for Mr. Weeks. Amounts also include amounts deferred under the Savings Restoration Plan and the Executive Deferral Plan for fiscal year 2022:

Savings Restoration Plan: Mr. Williams—$25,000; Mr. Leombruno—$19,250; Mr. Banks—$25,000; Ms. Parmentier-$29,851; and Mr. Weeks—$26,053.

Executive Deferral Plan: Mr. Leombruno—$79,777

These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2022 table on page 69.

(2)

For fiscal year 2022, these amounts consist of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of (i) LTIP Awards granted during fiscal year 2022 to each of the Named Executive Officers, and (ii) a retention and recognition award of RSUs granted in the fiscal year 2022 to Mr. Weeks. For the LTIP awards, the amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the LTIP awards. The amounts were calculated by multiplying the closing price on the date of grant by the number of LTIP Awards received and assuming a payout of 100%. As described beginning on page 51, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2022 at the maximum payout of 200% are: Mr. Williams—$11,601,374; Mr. Leombruno—$2,825,010; Mr. Banks—$5,248,240, Ms. Parmentier—$6,609,282; and Mr. Weeks—$1,512,950. Dividends in the form of dividend equivalent units are awarded as earned LTIP award shares for those LTIP awards beginning with the calendar years 2019-20-21 performance period. Dividends are paid on the LTIP Awards awarded prior to calendar years 2019-20-21 performance period after the prior performance periods end and the shares are issued at which point they will be paid in proportion to the actual amount of shares earned for the applicable performance period.

(3)

Amounts reflect the aggregate grant date fair value for Stock Appreciation Rights granted in fiscal year 2022 computed in accordance with FASB ASC Topic 718 of Stock Incentive grants. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amounts were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2022	Named Executive Officers	8/11/2021	annual grant	0.81%	6.61 years	1.92%	34.4%

During fiscal year 2022, no Stock Incentive awards were forfeited by any of the Named Executive Officers.

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(4)

Amounts consist of the following Target Incentive Bonuses, General RONA Bonuses with PGI Multiplier, if applicable, and Converted RONA Bonuses for fiscal year 2022, which were paid in one or more installments with the final payments in August 2021:

Target Incentive Bonus for fiscal year 2022: Mr. Williams—$1,838,088; Mr. Leombruno—$540,173; Mr. Banks—$949,616; Ms. Parmentier—$633,015; and Mr. Weeks —$301,596.

General RONA Bonus for fiscal year 2022: Mr. Williams—$1,813,879; Mr. Leombruno—$509,847; Mr. Banks—$941,064; Ms. Parmentier— $617,544; and Mr. Weeks—$509,027.

Converted RONA Bonus for fiscal year 2022: Mr. Williams—$128,731; Mr. Leombruno—$88,312; Mr. Banks—$128,054; Ms. Parmentier— $122,886; and Mr. Weeks—$88,035.

Amount also includes the following amount deferred under the Executive Deferral Plan:

Executive Deferral Plan: Mr. Leombruno—$79,777

(5)

Amounts consist of the change in annual actuarial present value of pension benefits for Messrs. Williams and Leombruno as also reported in the Pension Benefits for Fiscal Year 2022 table. Mr. Weeks and Ms. Parmentier do not have a benefit under our defined benefit pension plans. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation. Mr. Banks’ actuarial present value of pension benefits declined by $809.050 in Fiscal Year 2022.

(6)	The following table describes each component of the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plans (a)	Life Insurance Premiums Paid	Dividend Equivalents on RSUs (b)	Perquisites (c)	Total “All Other Compensation”
Thomas L. Williams	15,226	8,000	—	128,371	151,597
Todd M. Leombruno	169,171	44,657	—	94,441	308,269
Lee C. Banks	15,431	29,635	66,388	132,733	244,187
Jennifer A. Parmentier	209,495	38,169	26,564	159,790	434,018
Andrew M. Weeks	229,020	32,459	10,536	29,156	301,171

(a)	Amount consists of the following company contributions to our Defined Contribution Plans:

Retirement Savings Plan: Mr. Williams—$13,476; Mr. Leombruno—$12,863; Mr. Banks—$13,681; Ms. Parmentier-$21,546; and Mr. Weeks—$25,670.

Savings Restoration Plan: Mr. Williams—$1,750; Mr. Leombruno—$1,347; Mr. Banks—$1,750; Ms. Parmentier-$41,176; and Mr. Weeks—$44,597.

Defined Contribution Supplemental Retirement Program: Mr. Leombruno—$154,961; Ms. Parmentier- $146,772; and Mr. Weeks—$158,753.

(b)

Reported in this column are cash dividends that Mr. Banks received as dividend equivalents on RSUs that he was granted in fiscal years 2017 and 2019, and cash dividends that Ms. Parmentier and Mr. Weeks received as dividend equivalents on RSUs that they were granted in fiscal year 2019.

(c)

Reported in this column are amounts reimbursed or incurred by us with respect to: (i) executive long-term disability insurance premiums; and (ii) one or more of the following executive perquisites: (A) leased vehicle, including state sales tax if applicable; (B) spousal travel; (C) executive physicals; (D) matching gifts program; (E) corporate aircraft travel; and (F) certain private club fees. The Named Executive Officers also use our loges, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. Other than the aggregate incremental cost to the Company of each of Messrs. Williams’, Banks’ and Leombruno’s personal use of the corporate aircraft of $88,983, $97,387 and $31,814, respectively, and Ms. Parmentier’s reimbursement of $69,639 for private club initiation fees, no Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which includes: (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep.

(7)	Ms. Parmentier was not a Named Executive Officer in fiscal years 2020 and 2021.

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Grants of Plan-Based Awards for Fiscal Year 2022

The following table sets forth information with respect to non-equity and equity incentive plan awards granted to the Named Executive Officers during fiscal year 2022. The LTIP Awards and Stock Incentives listed below have been granted under our Amended 2016 Equity Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Action Date (If Different than Grant Date)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Thomas L. Williams

Target Incentive Bonus	8/11/2021	—	—	980,000	1,960,000	—	—	—		—	—	—

General RONA Bonus	8/11/2021	—	—	1,190,000	(1)	—	—	—		—	—	—

Converted RONA Bonus	8/11/2021	—	—	83,700	(1)	—	—	—		—	—	—

LTIP Award (CY 22-23-24)(3)	1/26/2022	—	—	—	—	—	18,480	36,960		—	—	5,800,687	(2)

Stock Incentives	8/11/2021	—	—	—	—	—	—	—		51,700	296.00	4,282,828

Todd M. Leombruno

Target Incentive Bonus	8/11/2021	—	—	288,000	576,000	—	—	—		—	—	—

General RONA Bonus	8/11/2021	—	—	324,000	(1)	—	—	—		—	—	—

Converted RONA Bonus	8/11/2021	—	—	79,900	(1)	—	—	—		—	—	—

LTIP Award (CY 22-23-24)(3)	1/26/2022	—	—	—	—	—	4,500	9,000		—	—	1,412,505	(2)

Stock Incentives	8/11/2021	—	—	—	—	—	—	—		12,590	296.00	1,042,956

Lee C. Banks

Target Incentive Bonus	8/11/2021	—	—	506,300	1,012,600	—	—	—		—	—	—

General RONA Bonus	8/11/2021	—	—	618,750	(1)	—	—	—		—	—	—

Converted RONA Bonus	8/11/2021	—	—	83,260	(1)	—	—	—		—	—	—

LTIP Award (CY 22-23-24)(3)	1/26/2022	—	—	—	—	—	8,360	16,720		—	—	2,624,120	(2)

Stock Incentives	8/11/2021	—	—	—	—	—	—	—		23,380	296.00	1,936,799

Jennifer A. Parmentier

Target Incentive Bonus	8/11/2021	—	—	337,500	675,000	—	—	—		—	—	—

General RONA Bonus	8/11/2021	—	—	412,500	(1)	—	—	—		—	—	—

Converted RONA Bonus	8/11/2021	—	—	57,420	(1)	—	—	—		—	—	—

LTIP Award (CY19-20-21)(3)	8/11/2021	—	—	—	—	—	763	1,526		—	—	225,848	(2)

LTIP Award (CY20-21-22)(3)	8/11/2021	—	—	—	—	—	2,067	4,134		—	—	611,832	(2)

LTIP Award (CY21-22-23)(3)	8/11/2021	—	—	—	—	—	2,714	5,428		—	—	803,344	(2)

LTIP Award (CY 22-23-24)(3)	1/26/2022	—	—	—	—	—	5,300	10,600		—	—	1,663,617	(2)

Stock Incentives	8/11/2021	—	—	—	—	—	—	—		14,840	296.00	1,229,346

Andrew M. Weeks

Target Incentive Bonus	8/11/2021	—	—	160,800	321,600	—	—	—		—	—	—

General RONA Bonus	8/11/2021	—	—	257,320	(1)	—	—	—		—	—	—

Converted RONA Bonus	8/11/2021	—	—	57,240	(1)	—	—	—		—	—	—

LTIP Award (CY 22-23-24)(3)	1/26/2022	—	—	—	—	—	2,410	4,820		—	—	756,475	(2)

Stock Incentives	8/11/2021	—	—	—	—	—	—	—		6,740	296.00	558,342

Restricted Stock Units(4)	1/26/2022	—	—	—	—	—	—	—	1,610	—	—	505,363

(1)

There are no maximum amounts for General RONA Bonuses or Converted RONA Bonuses. General RONA Bonuses and Converted RONA Bonuses are calculated as described in the Compensation Discussion and Analysis beginning on page 35.

(2)	Calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2022.

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(3)

Does not include earned LTIP award shares in the form of dividend equivalent units for those LTIPs awarded for the calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods in the following amounts: Mr. Williams-15; Mr. Leombruno-37; Mr. Banks-69; Ms. Parmentier-305; and Mr. Weeks-19.

(4)	Mr. Weeks received an RSU granted on January 26, 2022. In connection with his retirement on August 31, 2022, Mr. Weeks forfeited these RSUs.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2022 on page 61 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2022 table above were made are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Outstanding Equity Awards at June 30, 2022

The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Thomas L. Williams	105,500	—	124.36	8/16/2026	—	—	—	—

	92,340	—	158.79	8/15/2027	—	—	—	—

	81,180	—	166.49	8/14/2028	—	—	—	—

	59,120	29,560(2)	158.90	8/13/2029	—	—	—	—

	25,564	51,126(3)	209.56	8/11/2030	—	—	—	—

	—	51,700(4)	296.00	8/10/2031	—	—	—	—

	—	—	—	—	—	—	27,715(5)	6,819,276

	—	—	—	—	—	—	19,750(6)	4,859,488

	—	—	—	—	—	—	18,632(7)	4,584,404

Todd. M. Leombruno	410	—	113.19	8/12/2024	—	—	—	—

	1,230	—	113.23	8/11/2025	—	—	—	—

	1,410	—	124.36	8/16/2026	—	—	—	—

	4,040	—	158.79	8/15/2027	—	—	—	—

	3,410	—	166.49	8/14/2028	—	—	—	—

	2,713	1,357(2)	158.90	8/13/2029	—	—	—	—

	1,217	2,433(3)	209.56	8/11/2030	—	—	—	—

	—	12,590(4)	296.00	8/10/2031	—	—	—	—

	—	—	—	—	—	—	1,267(5)	311,745

	—	—	—	—	—	—	3,501(5)	861,421

	—	—	—	—	—	—	5,640(6)	1,387,722

	—	—	—	—	—	—	4,537(7)	1,116,329

Lee C. Banks	44,800	—	113.23	8/11/2025	—	—	—	—

	51,150	—	124.36	8/16/2026	—	—	—	—

	44,250	—	158.79	8/15/2027	—	—	—	—

	36,530	—	166.49	8/14/2028	—	—	—	—

	27,120	13,560(2)	158.90	8/13/2029	—	—	—	—

	11,687	23,373(3)	209.56	8/11/2030	—	—	—	—

	—	23,380(4)	296.00	8/10/2031	—	—	—	—

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	—	—	—	—	—	—	12,719(5)	3,129,510

	—	—	—	—	—	—	9,021(6)	2,219,617

	—	—	—	—	—	—	8,429(7)	2,073,955

	—	—	—	—	15,020(8)	3,695,671	—	—

Jennifer A. Parmentier	7,840	—	158.79	8/15/2027	—	—	—	—

	6,620	—	166.49	8/14/2028	—	—	—	—

	7,593	3,797(2)	158.90	8/13/2029	—	—	—	—

	3,407	6,813(3)	209.56	8/11/2030	—	—	—	—

	—	14,840(4)	296.00	8/10/2031	—	—	—	—

	—	—	—	—	—	—	3,564(5)	876,922

	—	—	—	—	—	—	2,098(5)	516,213

	—	—	—	—	—	—	2,636(6)	648,589

	—	—	—	—	—	—	2,755(6)	677,868

	—	—	—	—	—	—	5,343(7)	1,314,645

	—	—	—	—	6,010(9)	1,478,760	—	—

Andrew M. Weeks	7,593	3,797(2)	158.90	8/13/2029	—	—	—	—

	3,407	6,813(3)	209.56	8/11/2030	—	—	—	—

	—	6,740(4)	296.00	8/10/2031	—	—	—	—

	—	—	—	—	—	—	3,564(5)	876,922

	—	—	—	—	—	—	2,636(6)	648,588

	—	—	—	—	—	—	2,429(7)	597,655

	—	—	—	—	1,610(10)	396,140	—	—

(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2022, $246.05, by the number of shares.

(2)	Represents Stock Incentives granted on August 13, 2019. The Stock Incentives vest in three equal annual installments beginning August 13, 2020.

(3)	Represents Stock Incentives granted on August 11, 2020. The Stock Incentives vest in three equal annual installments beginning August 11, 2021.

(4)	Represents Stock Incentives granted on August 10, 2021. The Stock Incentives vest in three equal annual installments beginning August 10, 2022.

(5)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2022), actual payouts under the calendar years 2020-21-22 LTIP Awards will be in common shares to be issued in April 2023 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2020. Ms. Parmentier’s target LTIP award amounts reflect additional shares awarded to Ms. Parmentier as a result of her promotion on August 9, 2021.

(6)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2023), actual payouts under the calendar years 2021-22-23 LTIP Awards will be in common shares to be issued in April 2024 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2020. Ms. Parmentier’s target LTIP award amounts reflect additional shares awarded to Ms. Parmentier as a result of her promotion on August 9, 2021.

(7)

Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2024), actual payouts under the calendar years 2022-23-24 LTIP Awards will be in common shares to be issued in April 2025 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2022.

(8)	Represents the grant of 15,020 Restricted Stock Units, awarded on August 15, 2018 to Mr. Banks. This grant vested on August 5, 2022.

(9)	Represents the grant of 6,010 Restricted Stock Units, awarded August 15, 2018, to Ms. Parmentier. This grant vested on August 5, 2022.

(10)

Represents the grant of 1,610 Restricted Stock Units, awarded January 26, 2022 to Mr. Weeks. These awards, which were scheduled to vest on January 26, 2025, were forfeited by Mr. Weeks upon his retirement on August 31, 2022.

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Option Exercises and Stock Vested for Fiscal Year 2022

The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2022 and common shares issued under LTIP Awards and RSUs that vested for the Named Executive Officers during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Thomas L. Williams	67,200	14,281,344	64,278	17,464,333

Todd M. Leombruno	—	—	7,199	1,955,968

Lee C. Banks	—	—	43,115	12,064,086

Jennifer A. Parmentier	—	—	9,079	2,466,764

Andrew M. Weeks	9,740	1,557,192	10,981	3,140,530

(1)	Calculated by multiplying the number of shares exercised by the difference between the exercise price and closing price of our common stock on the exercise date.

(2)	Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date.

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Pension Benefits for Fiscal Year 2022

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas L. Williams	Pension Plan	18.6	747,225	—
	Pension Restoration Plan	14.9	5,923,929	—
	Supplemental Retirement	18.6	29,352,478	—
	Program
Todd M. Leombruno	Pension Plan	29.1	693,636	—
	Pension Restoration Plan	29.1	1,344,259	—
	Supplemental Retirement	—	—	—
	Program
Lee C. Banks	Pension Plan	30.6	1,004,696	—
	Pension Restoration Plan	30.6	9,837,015	—
	Supplemental Retirement	30.6	7,472,061	—
	Program
Jennifer A. Parmentier(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement	—	—	—
	Program
Andrew M. Weeks(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement	—	—	—
	Program

(1)	Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the supplemental Retirement Program (typically age 60).

(2)

The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 4.36% for the Pension Plan; (ii) a discount rate of 4.19% for each of the Pension Restoration Plan and Supplemental Retirement Program; (iii) no pre-retirement decrements; and (iv) retirement at age 65. For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the Pri-2012 Mortality Table projected generationally with Scale MP-2021. For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) discount segment rates of 3.23%, 4.59% and 4.69%. For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 2.41%.

(3)	Mr.Weeks and Ms. Parmentier are not eligible to participate in these plans.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Nonqualified Deferred Compensation for Fiscal Year 2022

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program during fiscal year 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Thomas L. Williams

Savings Restoration Plan	25,000	1,750	(222,741)	—	1,122,927

Executive Deferral Plan	—	—	(2,870)	—	31,998

Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Todd M. Leombruno

Savings Restoration Plan	19,250	1,348	(99,560)	—	541,332

Executive Deferral Plan	79,777	—	(44,799)	—	232,103

Defined Contribution Supplemental Retirement Program	—	154,961	(64,567)	—	325,934
Lee C. Banks

Savings Restoration Plan	25,000	1,750	(381,116)	—	1,875,669

Executive Deferral Plan	—	—	(1,952,632)	—	10,936,901

Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Jennifer A. Parmentier

Savings Restoration Plan	29,851	41,176	(85,164)		425,392

Executive Deferral Plan	—	—	—	—	—

Defined Contribution Supplemental Retirement Program		146,772	(599,995)		2,911,697
Andrew M. Weeks

Savings Restoration Plan	26,053	44,597	(174,108)	—	562,899

Executive Deferral Plan	—	—	—	—	—

Defined Contribution Supplemental Retirement Program	—	158,753	(601,322)	—	3,574,574

(1)

For each of the Named Executive Officers, amounts are included in the “Salary” and in the “Non-Equity Incentive Plan Compensation” columns and referenced in footnotes 1 and 4, respectively, of the Summary Compensation Table for Fiscal Year 2022.

(2)

Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 of the Summary Compensation Table for Fiscal Year 2022.

(3)

Amounts in this column are not included in the Summary Compensation Table for Fiscal Year 2022, because we do not offer above-market or preferential earnings under our nonqualified deferred compensation plans.

(4)

Includes the following amounts that were deferred during fiscal year 2022 under the Savings Restoration Plan: Mr. Williams—$25,000, Mr. Leombruno—$19,250, Mr. Banks—$25,000, Ms. Parmentier—$29,851 and Mr. Weeks—$26,053.

The Savings Restoration Plan, the Executive Deferral Plan, and the Defined Contribution Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement. The investment options under each of the plans are identical. During fiscal year 2022, there were up to eleven investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2022, ranging from (35.96%) to 0.21%. Under the plans, participants have the ability to change their investments at any time.

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Executive Compensation

Potential Payments Upon Termination or Change of Control at June 30, 2022

Each of the Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events which may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2022, for each triggering event as if the triggering event occurred on June 30, 2022.

During fiscal year 2016 we adopted new Change in Control Agreements and amended our Executive Deferral Plan to exclude tax gross-ups and to eliminate “modified single trigger” vesting acceleration on a change in control; however, each of the Named Executive Officers became an executive officer prior to our implementation of these changes and, therefore, continue to have agreements that contain tax gross-ups on a change in control and modified single trigger vesting acceleration on a change in control.

For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each Named Executive Officer is displayed in the table that immediately follows that description.

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

•	base salary earned but not yet paid as of the date of termination;

•	Target Incentive Bonuses, General RONA Bonuses (with the PG RONA Multiplier if applicable), and Converted RONA Bonuses earned but not yet paid as of the date of termination;

•	LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;

•

amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement;

•

vested account balances under the Retirement Savings Plan, the Savings Restoration Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement; and

•	any accrued and unused vacation pay as of the date of termination.

The Committee may, however, reduce any payments of a Target Incentive Bonus, General RONA Bonus (with the PG RONA Multiplier if applicable), or LTIP Award payout in its sole discretion, up to and including a reduction to zero.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles.

•

We assumed that each of the triggering events occurred on June 30, 2022. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2022.

•

We did not include amounts for base salaries, Target Incentive Bonuses, General RONA Bonuses (including the PG RONA Multiplier if applicable), or Converted RONA Bonuses in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2022.

•	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2022.

•

All present values of pension amounts shown for the Pension Plan assume a 4.36% discount rate, the Pri-2012 Mortality Table projected generationally with Scale MP-2021, and assume that the annuity payment elected is 50% joint and survivor.

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Executive Compensation

•

With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

•	for the Pension Restoration Plan, segment rates (after phase-in) of 3.23%, 4.59% and 4.69%, and the applicable mortality table under Section 417(e) of the Internal Revenue Code; and

•	for the Supplemental Retirement Program, a 2.41% discount rate and the applicable mortality table under Section 417(e) of the Internal Revenue Code.

•

We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan and the Executive Deferral Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2022 table on page 69 would not be increased in connection with any triggering event.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

•	accelerated vesting of all outstanding Stock Incentives;

•

for Stock Incentives granted on or before August 11, 2010, and for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;

•

for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter;

•	accelerated vesting of the unvested portion of the Named Executive Officer’s account under our Executive Deferral Plan;

•	account balance in the Defined Contribution Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;

•

pro-rated LTIP Award payouts for the calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods to be determined at the end of the respective performance periods, based on the full number of months of continuous employment during the 2020-21-22, 2021-22-23 and 2022-23-24 calendar years performance periods; and

•	death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis beginning on page 57.

In determining the amounts payable upon death reported in the following tables, the following assumptions and principles were used:

•

To calculate the estimated value of the LTIP Awards, we assumed a payout of 100% of the pro-rated LTIP Award target amount and used our closing stock price on June 30, 2022, $246.05. Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group companies during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTIP Award target amount.

•

The death benefit payable under the Officer Life Insurance Plan is funded through individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policy.

Officer	Accelerated Vesting of Stock Incentives	Accelerated Vesting of Restricted Stock Units	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	LTIP Awards	Defined Contribution Supplemental Retirement Program	Officer Life Insurance Death Benefits	Totals

Thomas L. Williams	4,441,742	—	393,493	3,477,720	29,706,999	8,112,473	—	3,400,000	49,532,427

Todd M. Leombruno	207,043	—	286,686	660,198	—	1,671,500	325,934	2,880,000	6,031,361

Lee C. Banks	2,034,635	3,695,671	473,185	5,018,532	13,969,201	3,717,734	—	4,500,000	33,408,958

Jennifer A. Parmentier	579,515	1,478,761	—	—	—	1,824,174	2,911,697	3,000,000	9,794,147

Andrew M. Weeks	579,515	396,141	—	—	—	1,055,063	3,574,574	1,929,900	7,535,193

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Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;

(ii)	the account balance in the Defined Contribution Supplemental Retirement Program will be paid in a single lump sum as of the date of disability; and

(iii)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

In addition, the Named Executive Officer will receive the following:

•	monthly benefits under the Executive Long-Term Disability Plan;

•	six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and

•

for those Named Executive Officers who were participants prior to January 1, 2008, premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65. For those Named Executive Officers who became participants on or after January 1, 2008, the participant will receive premium payments under the Officer Life Insurance Plan until retirement up to age 65.

The benefit in the following table for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Officer	Accelerated Vesting of Stock Incentives	Accelerated Vesting of Restricted Stock Units	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	LTIP Awards	Defined Contribution Supplemental Retirement Program	Executive Long-Term Disability Benefit	Medical and Dental Benefit	Officer Life Insurance Premiums	Totals

Thomas L. Williams	4,441,742	—	796,790	7,235,987	31,387,158	8,112,473	—	396,000	7,632	8,000	52,385,782

Todd M. Leombruno	207,043	—	554,130	1,729,829	—	1,671,500	325,934	420,000	12,078	44,657	4,965,171

Lee C. Banks	2,034,635	3,695,671	1,029,516	12,232,122	11,187,951	3,717,734	—	396,000	12,078	29,635	34,335,342

Jennifer A. Parmentier	579,515	1,478,761	—	—	—	1,824,174	2,911,697	420,000	12,066	38,169	7,264,382

Andrew M. Weeks	579,515	396,141	—	—	—	1,055,063	3,574,574	420,000	3,702	32,459	6,061,454

Payments upon Retirement

Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 60 or older with at least ten years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the vesting schedule in all outstanding Stock Incentives will continue as if employed;

(ii)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;

(iii)

if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least ten years of service and 12 months of continuous employment during the performance periods, he or she will receive a full LTIP Award payout for calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods, to be determined at the end of the performance periods, as if he or she had remained continuously employed through the end of the performance periods; and

(iv)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan unless death subsequently occurs.

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If a Named Executive Officer retires outside of the age and service thresholds stated in (iii) above, he or she will receive a pro-rated LTIP Award payout for the calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.

If the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

•	the Supplemental Retirement Program;

•	the Defined Contribution Supplemental Retirement Program; and

•	account balance in the unvested portion of the Named Executive Officer’s LTIP Award deferrals under our Executive Deferral Plan.

The Named executive Officers’ account balances under such nonqualified deferred compensation plans as of June 30, 2022 are set forth in the Nonqualified Deferred Compensation for Fiscal Year 2022 section of this Proxy Statement.

In addition, Named Executive Officers must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan which if needed will continue for the greater of ten years from commencement of plan participation or the number of years until they reach age 65. As of June 30, 2022, Mr. Williams had reached 60 years of age with at least 10 years of service and Mr. Banks and Ms. Parmentier had reached 55 years of age with at least 10 years of service.

In determining the amounts payable upon retirement reported in the following table, in the case of Mr. Banks and Ms. Parmentier, we assumed that (neither received) Human Resources and Compensation Committee approval for early retirement.

Officer	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	LTIP Awards	Defined Contribution Supplemental Retirement Program	Post-Retirement Insurance Premiums	Totals

Thomas L. Williams	796,790	7,235,987	31,387,158	16,263,168	—	16,000	55,699,103

Todd M. Leombruno	554,130	1,757,265	—	1,671,500	325,934	—	4,308,829

Lee C. Banks	1,029,516	12,232,122	—	7,423,082	—	177,810	20,862,530

Jennifer A. Parmentier	—	—	—	1,824,174	2,911,697	381,700	5,117,571

Andrew M. Weeks(1)	—	—	—	1,055,063	3,574,574	—	4,629,637

(1)

As of his agreed retirement On August 31, 2022, Mr. Weeks’ balance under the Defined Contribution Supplemental Retirement Program was $3,826,680, and the value of his pro-rata payout of his LTIP Awards for the calendar years 2020-21-22, 21-22-23 and 2022-23-24, based on actual performance for the full performance periods, assuming target performance and using the closing price of our common stock on August 31, 2022, was $1,136,320.

Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his or her Supplemental Retirement Program benefit and his or her Defined Contribution Supplemental Retirement Program benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his or her LTIP Awards if the termination or resignation occurs during the applicable performance period.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program and the Defined Contribution Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Officer	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	Totals

Thomas L. Williams	796,790	7,235,987	31,387,158	39,419,935

Todd M. Leombruno	554,130	1,757,265	—	2,311,395

Lee C. Banks	1,029,516	12,232,122	—	13,261,638

Jennifer A. Parmentier	—	—	—	—

Andrew M. Weeks	—	—	—	—

2022 Proxy Statement	73

Executive Compensation

Payments upon Termination without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

Additionally, he or she will be entitled to pro-rated LTIP Award payouts for the calendar years 2020-21-22, 2021-22-23 and 2022-23-24 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Officer	Severance Pay	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program	LTIP Awards	Medical and Dental Benefits	Totals

Thomas L. Williams	457,688	796,790	7,235,987	31,387,158	8,112,473	3,816	47,993,912

Todd M. Leombruno	389,979	554,130	1,757,265	—	1,671,500	6,039	4,378,913

Lee C. Banks	562,484	1,029,516	12,232,122	11,187,951	3,717,734	6,039	28,735,846

Jennifer A. Parmentier	220,758	—	—	—	1,824,174	6,033	2,050,965

Andrew M. Weeks	111,334	—	—	—	1,055,063	1,851	1,168,248

Payments upon a Change in Control

A Change in Control occurs if and when:

•

subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our Directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;

•	our shareholders approve a plan of complete liquidation or dissolution; or

•	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:

•

immediately following the business combination, (1) more than 50% of the total voting power eligible to elect Directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of Directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or

•

the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements which were necessary to comply with the definition required by Section 409A.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

•	any outstanding unvested Stock Incentive held by a Named Executive Officer vests and becomes exercisable immediately upon a Change in Control;

74

Executive Compensation

•

any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;

•

upon a Change in Control, all amounts previously deferred by a Named Executive Officer under the Executive Deferral Plan, together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan, will be paid to the executive;

•

upon a Change in Control, under the Supplemental Retirement Program each Named Executive Officer will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program, and a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment; and

•

upon a Change in Control, any unvested account balance in the Defined Contribution Supplemental Retirement Program is automatically vested and such account shall be increased by three additional years of non-discretionary employer contributions based on the Named Executive Officer’s salary grade and target compensation at the time of the Change in Control. Such increase will not reflect deemed interest and earnings.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.

•	We used the same assumptions in “Payments Generally Available” described above.

•	We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code unless otherwise noted.

•

For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 30, 2022, $246.05, and the grant price per share for each of the Stock Incentives.

•

For lump sum present values for the Supplemental Retirement Program, we assumed a 0.0% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code and a 2.50% discount rate for a Change in Control that does not meet the requirements of Section 409A. In both instances, we used the applicable mortality table under Section 417(e) of the Internal Revenue Code.

•

To calculate the value of the LTIP Awards, we assumed a payout of 100% of the target LTIP Award and used our closing stock price on June 30, 2022, $246.05. Because the payout of the LTIP Awards is dependent upon the financial performance against the Peer Group equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s target LTIP Award.

Officer	Accelerated Vesting of Stock Incentives	Accelerated Vesting of Restricted Stock Units	Defined Contribution Supplemental Retirement Program	Pension Plan(1)	Pension Restoration Plan(1)	Supplemental Retirement Program	Executive Deferral Plan	LTIP Awards	Excise and Related Income Tax Gross-Up	Totals

Thomas L. Williams	4,441,742	—	—	796,790	7,235,987	38,711,626	959	16,263,168	—	67,450,272

Todd M. Leombruno	207,043	—	845,414	554,130	1,757,265	—	56,119	3,677,217	1,919,032	9,016,220

Lee C. Banks	2,034,635	3,695,671	—	1,029,516	12,232,122	18,205,689	1,202,689	7,423,082	—	45,823,404

Jennifer A. Parmentier	579,515	1,478,761	3,502,097	—	—	—	—	4,034,236	—	9,594,609

Andrew M. Weeks	579,515	396,141	4,032,791	—	—	—	—	2,123,165	—	7,131,612

(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0”. There would also be a corresponding reduction in the excise and related income tax gross-up, and in each of the Named Executive Officers’ total payments.

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

•	Change in Control; and

•	termination of the employment of the Named Executive Officer in connection with a Change in Control.

2022 Proxy Statement	75

Executive Compensation

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

•	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;

•	severance pay equal to three times the Named Executive Officer’s annual base salary and annual cash incentive compensation, other than Converted RONA Bonuses;

•	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;

•

to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans, together with a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and

•	a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes diminution in duties, reduction in compensation or benefits, relocation, or resignation from employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

Officer	Severance Pay	Accelerated Vesting of Stock Incentives	Accelerated Vesting of Restricted Stock Units	Defined Contribution Supplemental Retirement Program	Pension Plan	Pension Restoration Plan	Supplemental Retirement Program(1)	Executive Deferral Plan	LTIP Awards	Executive Long-Term Disability Premiums	Medical and Dental Benefits	Officer Life Insurance Premiums	Excise and Related Income Tax Gross-Up	Totals

Thomas L. Williams	14,193,169	4,441,742	—	0	796,790	7,235,987	38,711,626	959	16,263,168	7,632	45,792	24,000	—	81,720,865

Todd M. Leombruno	4,316,673	207,043	—	845,414	554,130	1,757,265	—	56,119	3,677,217	12,078	72,468	133,971	4,498,776	16,131,154

Lee C. Banks	8,581,962	2,034,635	3,695,671	0	1,029,516	12,232,122	18,205,689	1,202,689	7,423,082	12,078	72,468	88,905	—	54,578,817

Jennifer A. Parmentier	4,852,197	579,515	1,478,761	3,502,097	—	—	—	—	4,034,236	12,066	72,396	114,507	5,609,990	20,255,765

Andrew M. Weeks	4,026,189	579,515	396,141	4,032,791	—	—	—	—	2,123,165	3,702	22,212	97,376	—	11,281,091

(1)

If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is as follows. Mr. Williams—$34,244,752; Mr. Leombruno—$0; Mr. Banks—$14,487,890; Ms. Parmentier—$0; and Mr. Weeks —$0. There would also be a corresponding reduction in the excise and related income tax gross-up in the total payments for each of the Named Executive Officers.

Departure of Andrew M. Weeks

As discussed in the Compensation Discussion and Analysis, Mr. Weeks and the Company entered into a Separation Agreement on July 26, 2022 in connection with his agreed retirement on August 31, 2022. The Separation Agreement was intended to ensure an orderly transition of Mr. Weeks’ duties, govern the Company’s relationship with Mr. Weeks during the transition period and following his departure, and clarify and confirm the benefits Mr. Weeks was eligible to receive upon his departure. Pursuant to the Separation Agreement, Mr. Weeks agreed to a general release of claims against the Company, as well as customary confidentiality and non-disparagement terms, and received a cash payment of $1,064,846 and ownership of his Company-leased vehicle (valued at approximately $83,735). Mr. Weeks is also entitled to the retirement benefits explained in the table above titled “Payments upon Retirement.” In connection with his departure, Mr. Weeks forfeited all outstanding and unvested Stock Incentives and RSUs that he held as of his date of separation.

76

Executive Compensation

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Mr. Williams, our Chairman of the Board and Chief Executive Officer, to the annual total compensation of our median team member.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio we report may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

As reported in the Summary Compensation Table, our Chief Executive Officer had annual total compensation for fiscal year 2022 of $18,448,169. Using this Summary Compensation Table methodology, the annual total compensation of our median team member for fiscal year 2022 was $56,416. As a result, we estimate that the ratio of our Chief Executive Officer’s annual total compensation to that of our median team member for fiscal year 2022 was 327 to 1.

For purposes of the fiscal year 2022 Chief Executive Officer pay ratio set forth above, a new team member representing the median-paid team member has been selected as the median-paid team member identified in 2020 and utilized again in 2021 has left the Company. We identified the new “median team member” from our employee population on April 30, 2022, which included full-time, part-time, temporary, and seasonal team members who were employed on that date, whether in the U.S. or in foreign jurisdictions. As of April 30, 2022, we estimate there were 25,296 U.S. team members and 25,677 non-U.S. team members included in our team member population. We excluded independent contractors and leased employees from our calculation as any independent contractors or leased employees have compensation determined by an unaffiliated third party. We further applied the de minimis exemption, which permits exempting non-U.S. team members that account for five percent or less of our total U.S. and non-U.S. team members. In total, 694 team members were excluded, including in the parenthetical numbers below in the following countries: Algeria (1), Argentina (33), Austria (20), Belarus (2), Chile (32), Denmark (36), Greece (1), Hong Kong (32), Hungary (1), Indonesia (44), Ireland (43), Israel (2), Kazakhstan (1), Lebanon (1), New Zealand (21), Norway (52), Peru (4), Portugal (3), Romania (2), Russian Federation (18), Singapore (113), Slovakia (1), Slovenia (3), South Africa (116), Taiwan (Province of China) (29), Turkey (42) and United Arab Emirates (41).

The consistently applied compensation measure we used was total cash compensation for fiscal year 2022. We annualized the earnings of all permanent employees who were on a leave of absence or were new-hires during the measurement period for fiscal year 2022. We did not make any other adjustments permissible by the SEC nor did we make any other material assumptions or estimates to identify our median employee.

2022 Proxy Statement	77

ITEM 3 – RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is responsible for the selection, retention and recommendation of our independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate, our independent auditor. In addition, the Audit Committee ensures the regular evaluation and rotation of the lead audit partner.

The Audit Committee recommends ratification of its appointment of Deloitte & Touche LLP (“D&T”) as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2023. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2022, and has served as our independent auditor since fiscal year 2008. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed, or expected to be billed, for audit fees, audit-related fees, tax fees (compliance and planning), and all other fees for services rendered by D&T for the fiscal years ended June 30, 2022, and 2021:

	Twelve Months Ended June 30,
	2022	2021

Audit Fees. Fees for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements.	$9,873,000	$8,525,000

Audit-Related Fees. Fees for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees.” Fiscal year 2022 fees related primarily to the divestiture of the Aircraft Wheel and Brake Division (which are reimbursable by buyer) and 2021 fees related primarily to the acquisitions of LORD Corporation and Exotic Metals.	$1,375,000	$675,000

Tax Fees—Compliance. Fees billed with respect to tax compliance services, such as global assistance in preparing various types of tax returns.	$875,877	$782,278

Tax Fees—Planning. Fees billed for tax planning services.	$485,825	$791,815

All Other Fees. Fiscal year 2022 fees billed were in connection with strategy consultation services related to the acquisition of Meggitt.	$764,392	$—

78

Item 3 - Ratification of the Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically provides for the pre-approval of certain permissible services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis. All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

Under this policy, the Audit Committee can also pre-approve estimated fees for permissible non-audit services that may arise in the ordinary course of business. Before engaging our independent registered public accounting firm for such ordinary course services, (i) the services and fees are reviewed to ensure compliance with the policy by the independent registered public accounting firm, our Vice President and Controller, and the Company team members requesting the services and (ii) the independent registered public accounting firm and the Company confirm the services are permissible under the SEC and PCAOB independence rules. The Audit Committee is informed quarterly as to the status of pre-approved services actually provided by the independent auditor. This policy does not delegate the Audit Committee’s responsibility to pre-approve all services performed by our independent registered public accounting firm.

The Chair of the Audit Committee has been authorized by the Audit Committee to pre-approve services arising during the year that were not pre-approved by the Audit Committee at the time of the annual audit services engagement, subject to predefined financial limits set by the Audit Committee. Services that are pre-approved by the Audit Committee Chair are then communicated to, and ratified by, the full Audit Committee at the Audit Committee’s next regularly scheduled meeting.

Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2023, requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors believe that the continued retention of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2023, is in our best interest and the best interest of our shareholders.

Report of the Audit Committee

The Audit Committee of our Board of Directors consists of seven Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Corporate Governance page of our investor relations website at www.phstock.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2022, with management and with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2022.

The Audit Committee has discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2022, be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC.

Audit Committee:

Linda A. Harty, Chair

Jillian C. Evanko

William F. Lacey

Kevin A. Lobo

Åke Svensson

Laura K. Thompson

James R. Verrier

2022 Proxy Statement	79

BENEFICIAL OWNERSHIP

OF COMMON STOCK

Principal Shareholders

The following table sets forth, as of July 31, 2022, except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage of Class(b)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,658,608(c)	7.52%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,835,243(d)	6.90%

Jillian C. Evanko	1,108

Lance M. Fritz	5,022

Linda A. Harty	5,161

William F. Lacey	923

Kevin A. Lobo	9,648

Joseph Scaminace	10,043(e)

Åke Svensson	7,591

Laura K. Thompson	2,908

James R. Verrier	5,879

James L. Wainscott	20,280

Thomas L. Williams	669,408(f)

Todd M. Leombruno	35,215(g)

Lee C. Banks	407,554(h)

Jennifer A. Parmentier	66,085(i)

Andrew M. Weeks	31,701(j)

All Directors and executive officers as a group (26 persons)	1,776,169(k)	1.37%

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b)	No Director or executive officer beneficially owned more than 1% of our common shares as of July 31, 2022.

(c)

Pursuant to a statement filed by The Vanguard Group with the SEC on February 10, 2022, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, The Vanguard Group has reported that, as of December 31, 2021, it had shared voting power over 201,423 common shares; sole dispositive power over 9,150,495 common shares; and shared dispositive power over 508,113 common shares.

(d)

Pursuant to a statement filed by BlackRock, Inc. with the SEC on February 1, 2022, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock, Inc. has reported that, as of December 31, 2021, it had sole voting power over 7,642,502 common shares and sole dispositive power over 8,835,243 common shares.

(e)	This amount includes 3,264 common shares indirectly owned by Mr. Scaminace through the Joseph Scaminace Foundation.

(f)

This amount includes 4,320 common shares as to which Mr. Williams holds voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 436,061 common shares subject to Stock Incentives exercisable by Mr. Williams on or prior to September 30, 2022, granted under our stock incentive plans.

(g)

This amount includes 3,558 common shares as to which Mr. Leombruno holds voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 21,200 common shares subject to Stock Incentives exercisable by Mr. Leombruno on or prior to September 30, 2022, granted under our stock incentive plans.

(h)

This amount includes 13,909 common shares owned indirectly by Mr. Banks through the Elizabeth K. Banks Revocable Trust, 549 common shares owned indirectly by Mr. Banks through the Lee and Elizabeth Banks Family Foundation, 12,887 common shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 262,771 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to September 30, 2022, granted under our stock incentive plans.

80

Beneficial Ownership of Common Stock

(i)

This amount includes 1,208 common shares as to which Ms. Parmentier holds voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 43,620 common shares subject to Stock Incentives exercisable by Ms. Parmentier on or prior to September 30, 2022, granted under our stock incentive plans.

(j)

This amount includes 269 common shares as to which Mr. Weeks holds voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 26,020 common shares subject to Stock Incentives exercisable by Mr. Weeks on or prior to September 30, 2022, granted under our stock incentive plans.

(k)

This amount includes 643,067 common shares for which voting and investment power are shared, 49,239 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of July 31, 2022, and 1,083,863 common shares subject to Stock Incentives exercisable on or prior to September 30, 2022, granted under our stock incentive plans held by all executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, Directors and beneficial owners of more than 10% of our Common Shares to file initial stock ownership reports and reports of changes in ownership with the SEC. Based solely on a review of these reports, as filed electronically with the SEC during fiscal year 2022, and upon written representations from our executive officers and Directors, we believe that all Directors, Officers and 10% or greater beneficial owners complied with all such filing requirements for fiscal year 2022, except that due to an administrative error a late Form 4 was filed on April 7, 2022 for Mr. Banks with respect to one transaction occurring within the fiscal year period.

2022 Proxy Statement	81

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I attend the Annual Meeting?

You may attend the Annual Meeting of Shareholders if you were a shareholder as of the close of business on September 2, 2022. If you are a registered shareholder or a participant in a retirement or savings plan maintained by us and plan to attend in person, please indicate your intention to attend by marking the appropriate box on the Proxy Card and returning same prior to the meeting, but no later than October 17, 2022. If you attend the Annual Meeting in person, please bring the Admission Card (torn from the top half of your proxy card), along with a proper form of photo identification. To ensure a smooth security check-in, and to allow the meeting to begin promptly at 9:00 a.m., please arrive no later than 8:45 a.m.

If your shares are held in the name of a bank, broker or other nominee and you wish to attend the Annual Meeting of Shareholders, you must bring proof of ownership, such as an account statement, that clearly shows that you held our common stock as of September 2, 2022, or a legal proxy obtained from your bank, broker or other nominee. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary. You must also bring a photo ID.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

How do I vote?

VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland Ohio, 44124

82

OTHER MATTERS

General

Our Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and other team members may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to assist in the solicitation of proxies at an anticipated cost of $36,000 plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:

•

in favor of the election of Lee C. Banks, Jillian C. Evanko, Lance M. Fritz, Linda A. Harty, William F. Lacey, Kevin A. Lobo, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier, James L. Wainscott and Thomas L. Williams as Directors for a term expiring at the Annual Meeting of Shareholders in 2023;

•	in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers; and

•	in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2023.

2022 Proxy Statement	83

Other Matters

The proposals contained herein are subject to the following approval thresholds:

Item 1 – Election of Directors

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting of Shareholders virtually or by proxy will be elected; provided that such nominee receives more votes “for” than “against” his or her election. Accordingly, because abstentions and broker non-votes will not be counted as votes “for” or “against” a Director nominee, they will have no impact on this Item.

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this Item to be a ratification by the shareholders of D&T as our independent registered public accounting firm. Accordingly, abstentions will have the same effect as a vote cast against this proposal.

You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing, during the virtual meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your attendance at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2022, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents, over the internet, you will receive notification which will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

84

Other Matters

Shareholders’ Proposals

We must receive at our principal executive offices by May 26, 2023 any proposal of a shareholder intended to be presented at our 2023 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2023 Annual Meeting of Shareholders must be received by us in accordance with our advance notice procedures, which require that shareholders that desire to submit Non-Rule 14a-8 proposals submit the applicable notice to us no earlier than June 28, 2023 and no later than July 28, 2023. Our proxy related to the Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 13, 2022. Our proxy related to the 2023 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 12, 2023.

Shareholders who wish to submit Director nominees for inclusion in our proxy statement for the 2023 Annual Meeting of Shareholders must meet the ownership and other requirements for proxy access set forth in our Amended and Restated Regulations. For the 2023 Annual Meeting of Shareholders, such nominations must be received by us no earlier than April 26, 2023 and no later than May 26, 2023.

In addition to satisfying the requirements under our Amended and Restated Regulations, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice, in order to satisfy the requirements of our Amended and Restated Regulations, must be postmarked or transmitted electronically to us at our principal executive offices no later than 90 nor more than 120 calendar days prior to the one-year anniversary date of the preceding Annual Meeting of Shareholders (for the 2023 Annual Meeting of Shareholders, no later than July 28, 2023 and not before June 28, 2023). It is also possible that certain other deadlines would apply under our Amended and Restated Regulations. For instance, if the date of the Annual Meeting of Shareholders is scheduled for a date more than 90 calendar days prior to or more than 120 calendar days after the anniversary of the preceding Annual Meeting of Shareholders, notice by the shareholder to be timely must be delivered no later than the later of the 90th calendar day prior to such Annual Meeting of Shareholders and the tenth calendar day following the day on which public announcement of the Annual Meeting of Shareholders is first made.

Shareholder Recommendations for Director Nominees

The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.

The name and address of the shareholder recommending the candidate for consideration as such information appears on our records, the telephone number where such shareholder can be reached during normal business hours, the number of common shares owned by such shareholder and the length of time such shares have been owned by the shareholder; if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.

Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including Directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;

4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.

A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and

6.

A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

2022 Proxy Statement	85

COMPANY INFORMATION

Parker Corporate Headquarters

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

216 896 3000

Stock Information

New York Stock Exchange

Ticker symbol: PH

www.phstock.com

Independent Registered Public Accounting Firm

Deloitte & Touche, LLP, Cleveland, Ohio

Transfer Agent & Registrar

Equiniti Trust Company

EQ Shareowner Services

P.O. Box 64854

St. Paul, Minnesota 55164-0854

Telephone 800 468 9716

www.shareowneronline.com

Investor Contact

ROBIN J. DAVENPORT

Vice President – Corporate Finance

216 896 2265

rjdavenport@parker.com

6035 Parkland Blvd.

Cleveland, Ohio 44124

www.parker.com

            PARKER-HANNIFIN CORPORATION

            ATTN: JOSEPH R. LEONTI

            6035 PARKLAND BLVD.

            CLEVELAND, OH 44124-4141

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 25, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 23, 2022 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 25, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 23, 2022 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, please do not mail this Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D90496-P79019 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARKER-HANNIFIN CORPORATION
IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3.
1.	Election of the following individuals as Directors for a term expiring at the Annual Meeting of Shareholders in 2023.					Nominees (continued):	For	Against	Abstain
	Nominees:		For	Against	Abstain

	1a.	Lee C. Banks	☐	☐	☐	1j. James R. Verrier	☐	☐	☐
	1b.	Jillian C. Evanko	☐	☐	☐	1k. James L. Wainscott	☐	☐	☐
	1c.	Lance M. Fritz	☐	☐	☐	1l. Thomas L. Williams	☐	☐	☐
	1d.	Linda A. Harty	☐	☐	☐

2.   Approval of, on a non-binding, advisory basis, the compensation of our Named Executive Officers.

3.   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

NOTE: To transact such other business as may properly come before the meeting.

							☐	☐	☐
	1e. 1f. 1g. 1h. 1i.	William F. Lacey Kevin A. Lobo Joseph Scaminace Åke Svensson Laura K. Thompson	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PARKER-HANNIFIN CORPORATION

2022 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, October 26, 2022

9:00 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D90497-P79019

PARKER-HANNIFIN CORPORATION

Annual Meeting of Shareholders

October 26, 2022 9:00 a.m., EDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints THOMAS L. WILLIAMS, TODD M. LEOMBRUNO and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 26, 2022, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan, and to Computershare, Inc. and Link Asset Services, as the administrators for the Parker-Hannifin Corporation Global Employee Stock Purchase Plan; and SunLife, as Trustee for shares held in the Deferred Profit Sharing Plan for Employees of Parker Hannifin Canada, the Parker Registered Retirement Savings Plan for Employees of Parker Hannifin Canada, and the Parker Employee Profit Sharing Plan for Employees of Parker Hannifin Canada. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Continued and to be signed on reverse side